UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement  ☐
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Definitive Proxy Statement ☒
Definitive Additional Materials  ☐
Soliciting Material under §240.14a-12  ☐
Mativ Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.  ☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.  ☐

March 21, 2025
TO OUR STOCKHOLDERS:
On behalf of the Board of Directors and management of Mativ Holdings, Inc., I cordially invite you to the Annual Meeting of Stockholders on Wednesday, April 30, 2025 at 11:00 a.m. Eastern Time via live audio webcast in a virtual meeting format at www.virtualshareholdermeeting.com/MATV2025.
Details about the Annual Meeting and the matters to be acted on at the Annual Meeting are presented in the Notice of Annual Meeting and Proxy Statement that follow.
It is important that your stock be represented at the Annual Meeting regardless of the number of shares you hold. Please vote promptly by Internet or by returning a proxy card, whether or not you plan to attend the Annual Meeting. If you do attend the Annual Meeting and wish to change your prior vote, you may do so at that time.
Thank you for your support.

Sincerely,

Kimberly E. Ritrievi, ScD
Chair, Board of Directors

MATIV HOLDINGS, INC.
100 Kimball Place, Suite 600
Alpharetta, Georgia 30009
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Annual Meeting of Stockholders of Mativ Holdings, Inc. will be held via live audio webcast in a virtual meeting format at www.virtualshareholdermeeting.com/MATV2025 on Wednesday, April 30, 2025 at 11:00 a.m. Eastern Time for the following purposes:
1.	To elect Kimberly E. Ritrievi, ScD as a Class III director for a term expiring at the 2028 Annual Meeting of Stockholders;
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025;
3.	To hold a non-binding advisory vote to approve executive compensation;
4.	To approve the adoption of an amendment to the Mativ Holdings, Inc. 2024 Equity and Incentive Plan; and
5.	To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.
We currently are not aware of any other business to be brought before the Annual Meeting.
Your vote is important. You may vote all shares that you owned as of March 10, 2025, which is the record date for the Annual Meeting. A majority of the outstanding shares of our common stock must be represented virtually at the Annual Meeting or by proxy to constitute a quorum at the Annual Meeting for the conduct of business. The attached Proxy Statement includes important information regarding the Annual Meeting, including what you need to do in order to participate and how to vote prior to the meeting. I urge you to vote promptly by Internet or by returning a proxy card.

Sincerely,

Mark W. Johnson Chief Legal and Administrative Officer and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 30, 2025. Our Proxy Statement and the Mativ Holdings, Inc. 2024 Annual Report on Form 10-K are available online at our Investor Relations website at http://ir.mativ.com/ or at www.proxyvote.com.

i

MATIV HOLDINGS, INC.
100 Kimball Place, Suite 600
Alpharetta, Georgia 30009
PROXY STATEMENT
INTRODUCTION
This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Mativ Holdings, Inc., a Delaware corporation, formerly known as Schweitzer-Mauduit International, Inc. and referred to as either the “Company” or “Mativ,” in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. The Company intends to mail proxy materials on or about March 21, 2025.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
When and Where is the Annual Meeting?
The Annual Meeting will be held via live audio webcast on April 30, 2025, at 11:00 a.m. Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/MATV2025.
How May I Participate in the Virtual Annual Meeting?
You may attend the virtual Annual Meeting, ask questions, and vote your shares during the Annual Meeting at www.virtualshareholdermeeting.com/MATV2025. If you are a stockholder of record as of March 10, 2025, the record date for the Annual Meeting, you should log into the meeting website with your 16-digit control number found on your proxy materials, which will allow you to vote and ask questions during the meeting.
Online check-in will begin at 10:45 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time, leaving ample time for the check-in process. There will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page.
The Company will post the rules of conduct for the Annual Meeting to the virtual meeting website. We will post a recording of the entire meeting, including appropriate questions received during the meeting and the Company’s answers, on http://ir.mativ.com/ as soon as practicable after the Annual Meeting.
As always, you are encouraged to vote your shares prior to the Annual Meeting.
What is the Purpose of the Annual Meeting?
At the Annual Meeting, stockholders will act upon the matters listed in the attached Notice of Annual Meeting of Stockholders, including (i) to elect one director for a term expiring in 2028; (ii) to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025; (iii) to hold a non-binding advisory vote to approve executive compensation; and (iv) to approve the adoption of an amendment to the Mativ Holdings, Inc. 2024 Equity and Incentive Plan.
We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares to act on those matters according to their best judgment.
Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies to obtain a quorum. Any adjournment may be made from time to time by the chair of the Annual Meeting.
Who May Attend the Annual Meeting?
All stockholders of record at the close of business on March 10, 2025, the record date for the Annual Meeting, or their duly appointed proxies may attend the Annual Meeting. Although we encourage you to promptly vote over the Internet, by phone, or by mailing a proxy card to ensure your vote is counted, you may also attend the virtual Annual Meeting and vote your shares during the meeting.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of the Proxy Materials Instead of a Paper Copy of the Proxy Materials?
The Notice of Internet Availability of Proxy Materials (the “Internet Notice”) that we mail to our stockholders (other than those who previously requested printed copies or electronic delivery) directs you to a website where you can access our proxy materials and view instructions on how to vote. By providing access to our proxy materials and 2024 Annual Report on the Internet rather than mailing printed copies, we save natural resources and reduce printing and distribution costs, while providing a convenient way to access the materials and vote. If you would prefer to receive a paper copy of these materials, please follow the instructions included in the Internet Notice.
What Constitutes a Quorum for Purposes of the Annual Meeting?
A quorum for the Annual Meeting will be a majority of the outstanding shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), represented by proxy or present at the virtual Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.
Can I Ask Questions at the Virtual Annual Meeting?
Yes. Stockholders as of the record date who properly log in and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. During the question and answer session, we intend to answer all questions submitted during the meeting which are pertinent to the Company and the meeting matters, as time permits.
Who is Entitled to Vote at the Annual Meeting?
Each stockholder of record at the close of business on March 10, 2025, the record date for the Annual Meeting, will be entitled to one vote for each share registered in such stockholder’s name. As of March 10, 2025, there were 54,517,608 shares of Common Stock outstanding.
Participants in the Company’s Retirement Savings Plan, the Neenah, Inc. 401(k) Plan and the Neenah, Inc. Retirement Contribution Plan (093861) (the “Plans”) may vote the number of shares they hold in that plan. The number of shares shown on a participant’s proxy card includes the stock units the participant holds in the Plans and serves as a voting instruction to the trustee of the Plans for the account in the participant’s name. Information as to the voting instructions given by individuals who are participants in the Plans will not be disclosed to the Company.
A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at investors@mativ.com.
How May I Vote My Shares?
If you are a stockholder of record and hold your shares in your own name with our transfer agent, Equiniti Trust Company, LLC, you can vote over the Internet until 11:59 p.m. Eastern Time the day before the Annual Meeting by following the instructions on your proxy card or notice or you may vote during the virtual Annual Meeting by logging into the website with your 16-digit control number found on your proxy materials. You may also vote by completing, signing, dating and mailing a proxy card to: Mativ Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If your shares are held in “street name” (i.e., if they are held through a broker, bank or other nominee), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically by using the Internet or by telephone prior to the Annual Meeting. You may also vote during the virtual Annual Meeting by logging into the website with your 16-digit control number found on your proxy materials.
If your vote is received before the Annual Meeting, the named proxies will vote your shares as you direct. If you return a validly executed proxy but do not make voting selections, your shares will be voted in accordance with the Board’s recommendations on each proposal, discussed below.

How Does the Board Recommend that I Vote?
The Board unanimously recommends that you vote:
•	FOR Proposal One – electing Kimberly E. Ritrievi, ScD as a Class III director for a term expiring at the 2028 Annual Meeting of Stockholders;
•	FOR Proposal Two - Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2025;
•	FOR Proposal Three - Non-Binding Advisory Vote to Approve Executive Compensation; and
•	FOR Proposal Four - Adoption of an amendment to the Mativ Holdings, Inc. 2024 Equity and Incentive Plan.
What Vote is Required to Approve Each Proposal?
Proposal One - Election of Directors. Directors will be elected by receiving a plurality of the votes cast of shares entitled to vote on the election of directors at the Annual Meeting. This means that the individuals who receive the greatest number of votes cast “FOR” will be elected as directors, up to the maximum number of directors to be chosen at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement, which is one. Votes may be cast in favor of, or withheld from, the nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect.
Proposal Two - Ratification of the Appointment of the Independent Registered Public Accounting Firm. The vote will be decided by the affirmative vote of a majority of shares virtually present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting.
Proposal Three - Non-Binding Advisory Vote to Approve Executive Compensation. The vote will be decided by the affirmative vote of a majority of shares virtually present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting. This is an advisory vote and is not binding on the Board of Directors. However, the Compensation Committee and the Board of Directors expect to take into account the outcome of the vote when considering future decisions regarding executive compensation.
Proposal Four - Approval of the Adoption of an Amendment to the Mativ Holdings, Inc. 2024 Equity and Incentive Plan. The vote shall be decided by the affirmative vote of a majority of shares virtually present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting.
What Happens if I Do Not Vote My Shares?
We encourage you to vote. Voting is an important stockholder right and helps to establish a quorum for the conduct of business. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” (or “WITHHOLD” for) the proposals. Accordingly, abstentions will have no effect on Proposal One, because only votes “FOR” the director nominee will be considered in determining the outcome. Because they are considered to be present and entitled to vote for purposes of determining voting results, abstentions will have the effect of a vote “AGAINST” Proposals Two, Three and Four.
Under the New York Stock Exchange (“NYSE”) rules, if your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal Two is a “routine” matter under NYSE rules and, as such, your broker is permitted to exercise discretionary voting authority to vote your shares “FOR” or “AGAINST” the proposal in the absence of your instruction. The other proposals are not considered “routine” matters. Accordingly, if you do not direct your broker how to vote on such proposals, your broker may not exercise discretionary voting authority and may not vote your shares. This is called a “broker non-vote,” and although your shares will be considered to be represented by proxy at the Annual Meeting and counted for quorum purposes as discussed above, they are not considered to be shares “entitled to vote” on those proposals and will not be counted as having been voted on the applicable proposals. Therefore, they will not have the effect of a vote for or against (or withheld from) such proposals.

How Can I Revoke My Proxy or Change My Vote?
At any time before it is voted, any proxy may be revoked by the stockholder who granted it by (i) delivering to the Company’s Corporate Secretary at the Company’s principal executive office another signed proxy card or a signed document revoking the earlier proxy or (ii) voting online during the virtual Annual Meeting. You may also change your previously submitted vote by submitting a subsequent vote over the Internet prior to the Annual Meeting. The last vote received prior to the Annual Meeting will be the one counted.
If your shares are held in “street name” (i.e., if they are held through a broker, bank or other nominee), you may submit new voting instructions by contacting your broker, bank or other nominee. At any time before your previously submitted vote or previously granted proxy is voted, you may change such vote or revoke such proxy online during the Annual Meeting if you obtain a legal proxy from the record holder (the broker, bank or other nominee) giving you the right to vote the shares and have followed the instructions to participate in the meeting provided above under “How May I Participate in the Virtual Annual Meeting?”.
Who Pays for the Proxy Solicitation?
The Company has engaged Georgeson LLC, to assist in distributing and soliciting proxies for a fee of approximately $15,500, plus reasonable out-of-pocket expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. A significant expense in the proxy process is printing and mailing the proxy materials. The Company will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees of the Company will not receive any additional compensation in connection with such solicitation. The Company will pay the entire cost of the proxy solicitation.
Who Will Count the Vote?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged to tabulate stockholder votes and act as our independent inspector of election for the Annual Meeting.
Who Can Help Answer Any Other Questions I Might Have?
If you have any questions concerning the virtual Annual Meeting or need help voting your shares of Common Stock, please contact Broadridge at 1-800-690-6903 with your 16-digit control number found on your proxy materials. If you would like to request a copy of the material(s) for the Annual Meeting, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com.
Hedging and Pledging Policy
The Company’s insider trading policy prohibits directors and key executives (including all Named Executive Officers) from directly or indirectly hedging or pledging any of the Company’s equity securities.
Hedging is defined in the policy to include any instrument or transaction, including put options and forward-sale contracts, through which such director or key executive would offset or reduce exposure to the risk of price fluctuations in the Company’s stock. In addition, the Company strongly discourages all other employees from engaging in similar arrangements with respect to Company stock, and any employee who wishes to enter into such an arrangement must seek prior approval from our Chief Legal Officer.
The policy also generally prohibits all officers, directors and employees of the Company (and its subsidiaries, independent contractors or consultants) from, among other things, engaging in short sales or transactions in publicly traded options, puts, calls or other derivative securities based on the Company’s equity securities on an exchange or any other organized market.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).
Based solely on a review of copies of such reports filed with the SEC and written representations from the Company’s directors and executives that no other reports were required, the Company believes that all of its directors, executive officers and greater than 10% stockholders complied with the reporting requirements of Section 16(a) applicable to them since January 1, 2024, other than due to administrative error, a late Form 4 filing on behalf of Ms. Schertell and Mr. Weitzel to report RSU vesting on January 26, 2024; late Form 4 filings on behalf of former director Jeffrey Keenan to report acquisitions of Common Stock on February 28 and March 1, and March 7 and 8, 2024; a late Form 3 and Form 4 filing on behalf of Messrs. Downard and Stenzel to report acquisitions of RSUs on January 30, 2024 and cash settlement of RSUs on February 16, 2024; a late Form 3 and Form 4 filing on behalf of Mr. Stenzel; and a late Form 4 on behalf of Ms. Allegri to report the acquisition of RSUs on April 26, 2024.

PROPOSAL ONE
ELECTION OF DIRECTORS
Overview of Our Board (Continuing Directors and Our Director Nominee)

Board Structure
The Company’s By-Laws provide that the number of directors on its Board shall be fixed by resolution of the Board from time to time.
The Board is divided into three classes of directors of the same or nearly the same number. The table below shows the allocation of our directors and nominee across the three classes. John D. Rogers, PhD, who is currently a Class III director, will not stand for re-election at the Annual Meeting. Accordingly, as of the date of this proxy statement, there are six directors serving on the Board. The Board has agreed that the number of directors constituting the entire Board immediately following the Annual Meeting shall be five:

Class I - Current Term Ending at 2026 Annual Meeting	Class II - Current Term Ending at 2027 Annual Meeting	Class III - Nominee for Election at 2025 Annual Meeting
Marco Levi	Shruti Singhal	Kimberly E. Ritrievi, ScD
William M. Cook	John K. Stipancich

Board Succession Planning
The Board, through its Nominating & Governance Committee, regularly reviews the particular skill sets required by the Board based on the nature of the Company’s business, strategic plans and regulatory challenges as well as the current performance of the incumbent directors. The Nominating & Governance Committee expects to continue to seek director candidates to replace current directors as they retire.
The By-Laws of the Company provide that a director is not eligible for election or re-election after his or her 72nd birthday but allows the Board to make an exception to this policy when it believes that nomination is in the best interests of the Company’s stockholders.
Nominee for Director
Upon recommendation of the Nominating & Governance Committee, the Board has nominated Kimberly E. Ritrievi, ScD for election to the Board as a Class III director to serve a three-year term ending at the 2028 Annual Meeting of Stockholders. If elected by our stockholders, Dr. Ritrievi will hold office until her successor has been elected and qualified or until her earlier resignation or removal. Dr. Ritrievi is a current member of the Board.
The Board has determined that Dr. Ritrievi is independent pursuant to the independence standards of the SEC, the NYSE and the Company. Dr. Ritrievi has consented to serve if elected. Should the nominee become unable to serve, proxies may be voted for another person designated by the Board. Proxies can only be voted for the number of persons named as nominees in this Proxy Statement (one).
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election to the Board of our nominee, Kimberly E. Ritrievi, ScD.

Background Information on the Nominee and Continuing Directors
The name of the nominee and the directors continuing in office, their ages as of the date of the Annual Meeting, their principal occupations and public company directorships during at least the past five years and certain other biographical information are set forth on the following pages.
Nominee for Election to the Board of Directors

Kimberly E. Ritrievi, ScD Age: 66 Director Since: 2018	Business Experience:
• President, The Ritrievi Group, LLC, since 2005 • Various leadership roles at Goldman Sachs & Co., 1997 – 2004

Public Company Directorship:
• Director of Tetra Tech, Inc., since 2013

Director Qualifications:

•
Dr. Ritrievi has over thirty years of collective experience in the capital markets and specialty chemicals industries. Dr. Ritrievi’s financial markets career has given her significant experience in identifying and creating stockholder value by applying short- and long-term time horizons and assessing strategy, capital allocation, business mix, competitive position and execution capabilities. In addition, Dr. Ritrievi has experience in the specialty chemical industry that provides her with insight into the Company’s key products and customers.

Members of Board of Directors Continuing in Office

William M. Cook Age: 71 Director Since: 2022	Business Experience:
• President and Chief Executive Officer, Donaldson Company, Inc., 2004 – 2015 • Various leadership roles at Donaldson Company, Inc., 1994 – 2004

Public Company Directorships:
• Director, IDEX Corporation, 2008 – 2022 • Director, AXALTA Coating Systems, Ltd., since 2019 • Director, Neenah Inc., 2016 – 2022 • Director, Valspar Corporation, 2010 – 2017

Director Qualifications:

•
Mr. Cook brings to the Mativ Board his 35 years of filtration industry experience and his operations experience and financial expertise at Donaldson where he held a wide range of financial and business positions with global responsibilities. Mr. Cook is an experienced public company board member having served on the board of Donaldson Company, Inc. from 2004 - 2016 and as an independent Director for IDEX Corporation, Neenah, AXALTA Coating Systems, Ltd., and Valspar Corporation. Mr. Cook also has valuable board experience from his past board service for various private company and charitable organizations.

Marco Levi Age: 67 Director Since: 2016	Business Experience:

•
Chief Executive Officer, Ferroglobe PLC, a mining and metals company, since January 2020

•
Chief Executive Officer, Thermission AG, a metals finisher,
June 2018 – December 2019

•
President and Chief Executive Officer, Ahlstrom Corporation,
2014 – 2016

•
Senior Vice President and Business President of Emulsion Polymers, Styron Corporation, 2010 – 2014

Public Company Directorships:
• Director of Ferroglobe PLC, since 2020

Director Qualifications:

•
Mr. Levi has over thirty years of experience in the Mine & Metals, chemicals, plastics and specialty paper and composites industries. His record of successfully running global materials technology businesses brings proven leadership experience to the Board. He is currently chief executive officer and Board Director of Ferroglobe PLC, a world leader in mines and minerals and recently served as the chief executive officer of Thermission AG, a pioneer in the field of zinc thermal diffusion to coat and finish industrial commercial materials. As the former president and chief executive officer of Ahlstrom Corporation, a global high-performance fiber company, Mr. Levi understands the principles that create stockholder value and has successfully navigated many of the strategic challenges facing a publicly traded company. Prior to his service with Ahlstrom Corporation, Mr. Levi was the senior vice president and business president of Emulsion Polymers, Styron Corporation, a global chemical materials solutions provider. There, he led the Emulsion Polymers business through a successful initial public offering and was integral in overseeing core business functions including manufacturing, supply chain marketing, sales and research and development.

Shruti Singhal Age: 55 Director Since: 2022	Business Experience:

•
President and Chief Executive Officer of the Company, since March 2025

•
President and Chief Executive Officer, Chroma Color Corporation, a leading formulator, and specialty color and additive concentrates supplier, 2021 – March 2025

•
President, DSM’s Engineering Materials Business, 2019 – 2021

Public Company Directorships:
• Director, Neenah Inc., 2021 – 2022

Director Qualifications:

•
Mr. Singhal brings significant business and engineering experience in the specialty materials industry gained from his roles as President and Chief Executive Officer of Chroma Color Corporation, a leading formulator, and specialty color and additive concentrates supplier, and as President of DSM’s Engineering Materials Business. Mr. Singhal also extensive experience with international corporate operations as he has worked in North America and Europe with companies like Henkel, Cognis (now BASF), Rohm & Haas, The Dow Chemical Company, Ashland, Solenis, General Cable, DSM and others throughout his career.

John K. Stipancich Age: 56 Director Since: 2024	Business Experience:

•
Executive Vice President, General Counsel and Secretary of Roper Technologies, Inc., an operator of market-leading businesses that design and develop vertical software and technology-enabled products for a variety of niche markets, since 2016

•
Chief Financial Officer of Newell Brands Inc., 2014 – 2016

•
General Counsel of Newell Brands Inc., 2009 – 2014

Director Qualifications:

•
Mr. Stipancich has extensive business and legal experience, having worked as both chief financial officer and general counsel of Fortune 500 companies. He has a wealth of M&A experience, including acquisitions, divestitures, joint ventures, and tax restructurings. Mr. Stipancich also bring significant special materials global operations experience, as he served as the General Counsel and Corporate Secretary, and Executive Leader of Newell Brand Inc.’s operations in the Europe, Middle East, and Africa region.

Summary of Skills, Experience, and Attributes of Director Nominee and Continuing Directors
Our director nominee and continuing directors and bring a diversity of expertise, experience, skills, and attributes to the Board. The following director skills matrix highlights the balanced mix of skills, experience and attributes that are most relevant to our Company.

Skills and Experience	W. Cook	M. Levi	K. Ritrievi	S. Singhal	J. Stipancich
Current/Former CEO	X	X		X
Public Company Board Experience	X	X	X	X
Strategic Leadership	X	X	X	X	X
Audit/Accounting/ Financial Statements	X	X	X	X	X
M&A/Integration/ Transformation	X	X	X	X	X
Industrial/ Manufacturing Sector Experience	X	X		X	X
International Experience	X	X	X	X	X
Investor Relations	X	X	X	X	X
Innovation/R&D	X	X	X	X
Human Capital	X	X	X	X	X
Executive Compensation	X	X	X	X	X
Advertising/ Marketing/Sales		X		X
Communications		X		X
Enterprise Risk Management	X		X		X
Legal/Regulatory				X	X
ESG/Sustainability		X	X	X	X

Attributes	W. Cook	M. Levi	K. Ritrievi	S. Singhal	J. Stipancich
Gender Diversity
Male	X	X		X	X
Female			X
Racial Diversity
Asian/Pacific Islander				X
White/Caucasian	X	X	X		X

Nomination of Directors
Directors may be nominated by the Board or by stockholders in accordance with the By-Laws of the Company. The Nominating & Governance Committee, which is composed of independent directors, identifies potential candidates and reviews all proposed nominees for the Board, including those proposed by stockholders. The Nominating & Governance Committee selects individuals as director nominees who have the highest personal and professional integrity and whose background and skills will enhance the Board’s ability to serve the long-term interests of the Company’s stockholders. The candidate review process includes an assessment of the person’s judgment, experience, financial expertise, independence, understanding of the Company’s business or other related industries, commitment and availability to prepare for and attend Board and Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board and the Company. In seeking director candidates, the Nominating & Governance Committee uses a director candidate qualification matrix that compares the skills, experience, and competencies of existing directors, directors that are expected to retire in the near-term and the anticipated future strategic and operational strategies and development needs of the Company in order to identify skills, experience and/or competencies that may otherwise be absent from the Board’s future composition. It also uses its and the Board’s professional contact networks and/or director search firms to identify and recommend to the Board suitable director candidates.
The Nominating & Governance Committee selects qualified candidates consistent with criteria approved by the Board and presents them to the full Board, which decides whether to nominate the candidate for election to the Board. The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts, at the Company’s expense, as it deems necessary and appropriate to assist it in the execution of its duties. The Nominating & Governance Committee evaluates candidates recommended by stockholders in the same manner as it evaluates other candidates. A further discussion of the process for stockholder nominations and recommendations of director candidates is found under the caption “How Stockholders May Nominate or Recommend Director Candidates.”
Board Diversity
The Nominating & Governance Committee, with input from the Board, considers a wide range of factors in determining the desired experiences and qualifications for director candidates and then seeks candidates that best meet those criteria. The Company does not have a formal policy concerning the diversity of its directors, however, the diversity of the Board is a consideration in evaluating candidates for the Board.
The Board is committed to including candidates with diverse personal and professional backgrounds in the pool of candidates when conducting a search for qualified candidates.
How Stockholders May Nominate or Recommend Director Candidates
Any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors by complying with the procedures set forth in the Company’s By-Laws, a copy of which may be obtained from the Company’s Corporate Secretary. The notice of intent to nominate a candidate for the Board must satisfy the requirements described in the By-Laws and be received by the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary date of the preceding year’s annual meeting. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.
Stockholders may recommend a director candidate for consideration by the Nominating & Governance Committee by notifying the Company’s Corporate Secretary in writing at Mativ Holdings, Inc., 100 Kimball Place, Suite 600, Alpharetta, Georgia 30009. The information that must be included in the notice and the procedures that must be followed (including the timeframe for submission) by a stockholder wishing to recommend a director candidate for the Nominating & Governance Committee’s consideration are the same as would be required under the By-Laws if the stockholder wished to nominate that candidate directly.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
Overview
In 2024, we continued to make progress on strategic initiatives to drive long-term growth, with a focus on profit growth, cash flow generation and reducing our debt and leverage.
As part of the organizational realignment initiative implemented during the first quarter of 2024, we reorganized into two new reportable segments: Filtration & Advanced Materials (FAM), focused primarily on filtration & netting, and advanced films categories, and Sustainable & Adhesive Solutions (SAS), focused primarily on tapes, labels & liners, paper & packaging, and healthcare categories. We believe this structure enables us to streamline organizational size and complexity, and leverage business critical resources to enhance customer support. In connection with this realignment, the Company engaged in a significant workforce reduction, which resulted in an overhead cost reduction of $20 million in 2024, and announced a second wave of savings to be unlocked by system integrations, further restructuring, and transactional efficiencies and which we expect will result in an additional $20 million savings by the end of 2026, effectively reducing overhead costs by approximately 15% over that timeframe.
Looking ahead to 2025, we have a clear portfolio strategy with identified growth platforms and investments for the future, aligned with our strongest markets and customers. This includes investments in capacity and capabilities in filtration, release liners, specialty tapes, optical films and health care. From an execution approach, as we enter 2025, we are laser focused on profit growth, cash flow generation and reducing our debt and leverage.
As such, in 2025, we expect to reduce overall capital spending while still investing for growth, be even more aggressive on our footprint efforts, continue to streamline the organization by reducing complexity in how we go to market and further reduce supply chain and manufacturing costs. These actions are targeted at reducing costs while simultaneously supporting and improving customer relationships. We are optimistic about what we can accomplish as we leverage our teams and commercial excellence best practices across the Company.
Named Executive Officers
For 2024, the Company’s Named Executive Officers (“NEOs”) were:
•	Julie Schertell, Former President and Chief Executive Officer
•	Greg Weitzel, Chief Financial Officer
•	Mark W. Johnson, Chief Legal and Administrative Officer and Corporate Secretary
•	Michael W. Rickheim, Chief Human Resources and Communications Officer
•	Ryan Elwart, Group President, Sustainable & Adhesive Solutions (commenced employment on January 30, 2024)
As previously disclosed, effective March 11, 2025, Shruti Singhal was appointed President and Chief Executive Officer, and Ms. Schertell departed the Company and stepped down from her role as a member of the Board. Please see “2025 CEO Transition” below for additional information regarding this transition.

Executive Compensation Philosophy
The Compensation Committee of the Board (the “Committee”) which is responsible for overseeing the Company’s executive compensation program, believes that the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term performance of the Company, while also rewarding achievement of short-term performance goals informed by the Company’s strategy. To align the Company’s executive compensation program with the Committee’s compensation philosophy, the Committee has adopted the following objectives and guiding principles:

2024 “Say on Pay”: Advisory Votes on Executive Compensation and Stockholder Engagement

In 2024, in a non-binding advisory vote, the Board asked
the Company’s stockholders to indicate whether they approved the Company’s compensation program for its NEOs, as disclosed in the 2024 proxy statement (“say on pay”). At its 2024 Annual Meeting of Stockholders, the Company’s stockholders approved the compensation program for its NEOs, with approximately 97% of the votes cast in favor of the say on pay proposal, which was consistent with the support we received on average for the five previous say on pay proposals of 97%.

The Committee’s review of the Company’s executive compensation program considers whether the program serves the interests of stockholders. The Committee values continuing and constructive feedback from our stockholders on compensation and management and the Committee make themselves available to have a continuing dialogue with our stockholders in order to better understand their opinions regarding our executive compensation program. The Committee will continue to monitor our executive compensation program and, as it deems appropriate, engage with our stockholders and take into account stockholder input. Stockholders are invited to express their views or concerns directly to the Committee or the Board in the manner described below under “Communicating with the Board.”

Key Compensation Policies and Practices
We are committed to having strong governance standards with respect to our executive compensation program, policies and practices. Consistent with this focus, our 2024 executive compensation program was based on the following policies and practices that we believe demonstrate our commitment to executive compensation best practices.

What We Do:
✔	A significant portion of the NEOs’ total target compensation is delivered in the form of variable compensation that is connected to actual performance.	✔	Annual compensation risk assessment.
✔	Maximum payout caps for annual and long-term incentive compensation.	✔	Annual peer group review.
✔	Linkage between quantitative performance measures for incentive compensation and operating objectives.	✔	TSR modifier applicable to 2024 performance-based equity awards.
✔	Independent compensation consultant reporting directly to the Committee and providing no other services to the Company.	✔	Clawback policies.
✔	Robust stock ownership guidelines for NEOs.

What We Don’t Do:
✘	Change-in-control tax gross-ups.
✘	“Single trigger” vesting of equity awards in the event of a change-in-control.
✘	Re-price stock options or buy out underwater option awards.
✘	Allow directors and key executives (including the NEOs) to hedge or pledge their Company securities.
✘	Executive employment contracts unless required by local law.
✘	Excessive perquisites.

Elements of the 2024 Executive Compensation Program
The graphic below summarizes the material elements of the Company’s 2024 executive compensation program for the NEOs. The Committee believes that this design balances fixed and variable compensation elements, provides alignment with the Company’s short and long-term financial and strategic priorities through the short-term and long-term incentive programs, and provides alignment with stockholder interests.

2024 Annual Pay Elements*
	Salary	Short-Term Incentive Plan	Service-Based Restricted Stock Units (“RSUs”)	Performance-Based Restricted Stock Units (“PSUs”)
Who Receives
When Granted
Form of Delivery
Why We Pay	Establish a pay foundation at competitive levels to attract and retain talented executives
Motivate and reward executives for performance related to key financial performance metrics

Hold executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals

Align the interests of executives with those of the Company’s stockholders by subjecting payout to fluctuations in the Company’s stock price performance

Competitive with market practices in order to attract and retain top executive talent

Align the interests of executives with those of the Company’s stockholders by focusing the executives on the Company’s financial performance over the performance period and further subjecting payout to fluctuations in the Company’s stock price performance

Competitive with market practices in order to attract and retain top executive talent

Vesting/Performance Period	N/A	1 year	3 years pro-rata	3 years cliff

2024 Annual Pay Elements*
	Salary	Short-Term Incentive Plan	Service-Based Restricted Stock Units (“RSUs”)	Performance-Based Restricted Stock Units (“PSUs”)
How Target and Payout Are Determined
Committee determines amounts and considers Chief Executive Officer recommendations for other NEOs

Factors considered include individual and Company performance, compensation paid to similarly situated executives at the Company, competitive market median, and input from the independent compensation consultant

Committee determines target amounts and considers Chief Executive Officer recommendations for other NEOs

Factors considered include individual and Company performance, compensation paid to similarly situated executives at the Company, competitive market median, and input from the independent compensation consultant

Committee determines performance objectives and evaluates performance against objectives

Committee determines target amounts and considers Chief Executive Officer recommendations for other NEOs

Factors considered include individual and Company performance, compensation paid to similarly situated executives at the Company, competitive market median, and input from the independent compensation consultant

Committee determines target amounts and considers Chief Executive Officer recommendations for other NEOs

Factors considered include individual and Company performance, compensation paid to similarly situated executives at the Company, competitive market median, and input from the independent compensation consultant

Committee determines performance objectives and evaluates performance against objectives

Performance Measures	Individual	EBITDA, Revenue, Safety Scorecard	Change in Company stock price	Free Cash Flow as a Percent of Net Sales, Return on Invested Capital, Relative TSR

*	Excludes sign-on compensation awarded to Mr. Elwart in connection with the commencement of his employment, as described below under “New Hire Compensation.”

The following charts illustrates the mix of the targeted 2024 annual direct compensation for the Chief Executive Officer and the average mix of the targeted 2024 annual direct compensation for our other NEOs (excluding sign-on compensation awarded to Mr. Elwart in connection with the commencement of his employment) and the portion of that compensation that is at-risk.

Base Salary
In February 2024, in consultation with Meridian Compensation Partners, LLC (“Meridian”), the Committee’s independent compensation consultant, and based on Meridian’s review of materials prepared by Aon plc (“Aon”) as well as individual performance, the Committee increased the base salaries for all of the NEOs other than Mr. Elwart, with the increases made in order to more closely align the NEO salary levels with the competitive market. In connection with his commencement of employment in January 2024, Mr. Elwart’s base salary was established after consulting with Meridian and considering internal pay equity and a review of competitive market practices.

Name	2023 Annual Base Salary	2024 Annual Base Salary
Julie Schertell	$925,000	$975,000
Greg Weitzel	$425,000	$475,000
Mark W. Johnson	$470,000	$500,000
Michael W. Rickheim	$425,000	$450,000
Ryan Elwart(1)	N/A	$500,000

(1)	Mr. Elwart’s 2024 annual base salary represents his annual base salary, effective January 30, 2024.
2024 Short-Term Incentive Plan
In February 2024, after consulting with Meridian, the Committee approved cash-based award opportunities for the NEOs under our 2024 Short-Term Incentive Plan (“STIP”) as set forth in the table below in order to further align their compensation with the Company’s performance. The performance objectives for 2024 were EBITDA Delivered, revenue and Safety Scorecard. The Committee determined to replace the Synergies Achieved metric that had been originally approved for the 2023 STIP with revenue due to the amount of time that has elapsed since the consummation of the July 2022 merger between Schweitzer-Mauduit International, Inc. (“SWM”) and Neenah, Inc. (“Neenah”), resulting in the combined company, Mativ Holdings, Inc. (the ‘‘Merger”), and to focus instead on metrics that were viewed by the Committee to be core drivers of the Company’s performance and stockholder value creation.
The following table summarizes the 2024 target annual incentive opportunity for each NEO (expressed as a percentage of 2024 base salary). The target award opportunities for Messrs. Weitzel and Johnson were increased based on a review of the competitive market data as well as their individual performance since assuming their respective roles. The target award opportunity for Mr. Elwart was determined after considering market data and the Company’s historical compensation practices.

Name	2023 Target Bonus (% of Base Salary)	2024 Target Bonus (% of Base Salary)
Julie Schertell	115%	115%
Greg Weitzel	65%	70%
Mark W. Johnson	65%	70%
Michael W. Rickheim	65%	65%
Ryan Elwart	N/A	65%

The following table sets forth the financial performance metrics applicable to the determination of 2024 STIP payouts for the NEOs. The target achievement levels for the EBITDA Delivered and revenue metrics were based our 2024 budget, factoring in anticipated growth rates for such metrics. The Committee believed at the time that the performance targets set for the 2024 STIP were rigorous yet achievable, and therefore established the targets so that they would be achieved, at the target performance level, if the Company successfully executed against its operating plan for 2024.

	2024 Objectives(1)			Results
MEASUREMENT METRICS	Threshold (50%)	Target (100%)	Maximum (200%)(2)	Actual Performance	Attainment Percentage
70% EBITDA Delivered(3) ($ in millions)	$213	$235	$272	$221	67%
20% Revenue(4) ($ in millions)	$2,026	$2,168	$2,261	Below Threshold	0%
10% Safety Scorecard(5)	80%	90%	100%	96%	115%

(1)	For any actual performance which falls between two defined payout thresholds, the payout with respect to such performance criteria is determined using straight-line interpolation.
(2)	Achievement of the maximum performance level would result in a payout of 200% of target for the EBITDA Delivered and Revenue metrics and 125% of target for the Safety Scorecard metric.
(3)
EBITDA Delivered is determined on a consolidated basis for continuing operations and consists of the sum of (a) Net Income, (b) interest expense, (c) depreciation and amortization expense, and (d) taxes. For these purposes, “Net Income” does not include (a) extraordinary gains or losses, (b) nonrecurring gains or losses, (c) gains or losses from asset sales, or (d) facility/asset closure or restructuring costs.

(4)	Revenue represents total revenues as reported in the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(5)
Safety Scorecard is intended to focus the NEOs on the leading indicators of proactive risk reduction and is measured based on achievement with respect to certain goals relating to ergonomic risk assessments, job safety analysis, leader learning engagement and pre-task risk assessments.

The following table summarizes the target STIP opportunities for each NEO (expressed as a percentage of 2024 base salary and in dollars) for 2024 and the STIP payouts received by each NEO for 2024:

Name	2024 Target Bonus (% of Base Salary)	2024 Target Bonus Award Opportunity ($)	Final 2024 Bonus ($)	Final 2024 Bonus as a % of Target
Julie Schertell	115%	$1,121,250	$661,538	59.0%
Greg Weitzel	70%	$332,500	$196,175	59.0%
Mark W. Johnson	70%	$350,000	$206,500	59.0%
Michael W. Rickheim	65%	$292,500	$172,575	59.0%
Ryan Elwart	65%	$299,250(1)	$176,558	59.0%

(1)	Mr. Elwart’s target bonus award opportunity was pro-rated based on his start date of January 30, 2024.

2024 Long-Term Incentive Compensation
In April 2024, the Committee granted our NEOs long-term incentive award opportunities for the 2024-2026 performance period under the Company’s 2024 Equity and Incentive Plan (the “2024 Plan”), with the 2024 long-term incentive opportunity for each NEO allocated as follows:

The Committee believed that this design supported the Company’s pay-for-performance philosophy by tying a majority of the long-term incentive award opportunity to the achievement of a pre-established performance goal that supported the Company’s operating and strategic plan.
After consulting with Meridian and considering internal pay equity and a review of competitive market practices, the Committee established the following 2024-2026 performance period target long-term incentive award opportunities for our NEOs. The target long-term incentive opportunities for each of the continuing NEOs increased as compared to 2023 (or, in the case of Mr. Johnson, from the target opportunity set forth in his offer letter) in recognition of their performance since assuming each of their respective roles and based on the competitive market data. The target long-term incentive award opportunity for Mr. Elwart was determined after considering market data and the Company’s compensation practices with respect to its other executive officers.

Name	2023 Target LTIP (% of 2023 Base Salary)	2024 Target LTIP (% of 2024 Base Salary)
Julie Schertell	324%	331%
Greg Weitzel	125%	150%
Mark W. Johnson	N/A(1)	140%
Michael W. Rickheim	100%	125%
Ryan Elwart	N/A	150%

(1)	As previously disclosed, Mr. Johnson commenced employment with the Company in September 2023 and did not participate in the Company’s 2023 long-term incentive program.
The table below sets forth the target award value, as of the date of grant, of the long-term incentive award received by each of the Company’s NEOs under its 2024 long-term incentive program, expressed (i) as a percentage of 2024 base salary and (ii) in dollars.

Name	Target LTIP (% of 2024 Base Salary)	Target LTIP Award Opportunity ($)	2024 PSUs (# at Target)	2024 Service- Based RSUs (#)
Julie Schertell	331%	$3,227,244	142,904	95,269
Greg Weitzel	150%	$712,500	31,550	21,033
Mark W. Johnson	140%	$700,000	30,996	20,664
Michael W. Rickheim	125%	$562,500	24,906	16,605
Ryan Elwart	150%	$750,000	33,210	22,140

2023 and 2024 Performance-Based Restricted Stock Unit Awards
In 2023 and 2024, the Company granted PSU awards that are subject to a three-year performance period, with vesting based 50% on each of the Company’s Free Cash Flow as a Percent of Net Sales and Return on Invested Capital (“ROIC”) performance, subject to a TSR modifier based on performance relative to the S&P 600 Materials Index, which may be applied by the Committee at its discretion. These goals were selected because they were viewed as core indicators of the Company’s success in executing its long-term operating plan and delivering value to its stockholders.
The Free Cash Flow as a Percent of Net Sales and ROIC targets are established annually, and payout percentages will be calculated based on the straight average of the payout percentages for each of the three individual calendar years in the performance period. The Free Cash Flow as a Percent of Net Sales and ROIC targets for 2023 (with respect to the PSUs granted in 2023) and 2024 (with respect to the PSUs granted in 2023 and 2024) are set forth in the table below and were each established based on the Company’s prior year performance and the Company’s internal operating and strategic plan. The number of PSUs earned based on the Company’s Free Cash Flow as a Percent of Net Sales and ROIC performance may be modified by the Committee at its discretion by applying a TSR modifier based on the Company’s performance relative to the S&P 600 Materials Index.
The tables below set forth the performance goals applicable to the PSU awards for the 2023-2025 and 2024-2026 performance periods:

	2023				2024				2025
	Threshold (50%)	Target (100%)	Maximum (200%)	Actual	Threshold (50%)	Target (100%)	Maximum (200%)	Actual	Threshold (50%)	Target (100%)	Maximum (200%)	Actual
Free Cash Flow as a Percent of Net Sales	3.0%	5.0%	7.0%	Below Threshold	0.7%	1.6%	3.7%	2.0%	*	*	*	*
ROIC	6.0%	7.5%	9.0%	Below Threshold	3.5%	4.5%	7.0%	4.5%	*	*	*	*
Payout Result				0%				105%				*
Relative TSR Result

	2024				2025				2026
	Threshold (50%)	Target (100%)	Maximum (200%)	Actual	Threshold (50%)	Target (100%)	Maximum (200%)	Actual	Threshold (50%)	Target (100%)	Maximum (200%)	Actual
Free Cash Flow as a Percent of Net Sales	0.7%	1.6%	3.7%	2.0%	*	*	*	*	*	*	*	*
ROIC	3.5%	4.5%	7.0%	4.5%	*	*	*	*	*	*	*	*
Payout Result				105%				*				*
Relative TSR Result

*
Performance goals for the 2025 performance year was established at the beginning of 2025 and will be disclosed in next year’s proxy statements. Performance goals for the 2026 performance year are expected to be established at the beginning of 2026 and will be disclosed in the Company’s 2026 proxy statement.

2024 Service-Based Restricted Stock Unit Awards
Pursuant to the service-based component of the Company’s 2024 long-term incentive award opportunity, in April 2024, the NEOs were granted RSU awards, which are scheduled to vest in equal installments in February 2025, 2026 and 2027, subject to continued employment through each applicable vesting date.
Cash Settlement of Outstanding 2015 Plan Awards
As permitted under the Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan (the “2015 Plan”), the full value awards granted under the 2015 Plan were amended in 2024 to provide for cash-settlement in order to preserve the Company’s available shares under the 2015 Plan.
2025 CEO Transition
As previously disclosed, Ms. Schertell departed the Company and stepped down from her role as a member of the Board on March 11, 2025. For purposes of the Mativ Holdings, Inc. Executive Severance Plan (the

“Executive Severance Plan”), Ms. Schertell’s departure was treated as an involuntary termination without “cause”, and she became entitled to receive the severance benefits provided under the plan for such a termination. In connection with her departure, the Company and Ms. Schertell entered into a Separation Agreement and General Waiver and Release (the “Separation Agreement”) confirming the severance benefits and post-termination obligations pursuant to the Executive Severance Plan and the awards governing her outstanding equity awards, which includes a customary release of claims.
In connection with his appointment as President and Chief Executive Officer, Mr. Singhal and the Company entered into an offer letter pursuant to which Mr. Singhal will receive a monthly cash stipend of $110,000. Mr. Singhal will also receive an equity award under the Mativ Holdings, Inc. 2024 Equity Incentive Plan with a grant date value equal to $2,100,000, subject to a one-year cliff vesting requirement. The offer letter also contains customary employment terms and conditions.
New Hire Compensation
In connection with Mr. Elwart’s appointment as Group President, Sustainable and Adhesive Solutions, Mr. Elwart and the Company entered into an offer letter setting forth the initial terms of his employment, with the principal compensation elements as described above. In addition, Mr. Elwart was granted service-based RSUs, with a grant date fair value equal to $300,000 and which are scheduled to vest in equal installments on each of the first two anniversaries of the grant date, subject to his continued employment through each vesting date. Pursuant to the terms of his offer letter, Mr. Elwart was also awarded a sign-on bonus of $450,000, which Mr. Elwart must repay in full in the event that he voluntarily terminates his employment for any reason within 24 months of the payment date. The sign-on bonus and sign-on RSUs were awarded to induce Mr. Elwart to accept employment with the Company and were intended to replace compensation from his prior employer that he would forfeit upon accepting employment with the Company.
Severance Plans
In June 2024, the Company adopted the Executive Severance Plan, which superseded and replaced the Amended and Restated Neenah Executive Severance Plan. The Committee approved the Executive Severance Plan in order to, among other things, attract and retain key talent and ensure continuity of the business in the event of a change in control of the Company. The Executive Severance Plan was modeled on the Amended and Restated Neenah Executive Severance Plan and the terms of the Executive Severance Plan were determined after considering market practices and the input of Meridian. Based on such review, the Executive Severance Plan was modified to (i) increase the pre-change in control severance multiples from one-and-a-half for the Chief Executive Officer and one for the other NEOs to two and one-and-a-half, respectively, (ii) increase the post-change in control severance multiples from two times for the Chief Executive Officer and one and half times for the other NEOs to three times and two times, respectively, (iii) enhance the pre-change in control severance benefits to include pro-rated bonus payouts, COBRA continuation and equity vesting and (iv) add outplacement benefits for both pre-and post-change in control terminations, each as described further below.
In the event of an involuntary termination by the Company without “cause” that is not within two years following a change of control (each, a “Qualifying Termination”), the NEO is entitled to (i) a lump sum severance payment equal to the sum of (a) the NEO’s annual base salary and (b) the NEO’s target bonus, multiplied by two (in the case of Ms. Schertell) or one and a half (in the case of the NEOs other than Ms. Schertell), (ii) any earned but unpaid annual bonus amount and a prorated bonus payment for the year of termination, (iii) a lump sum payment equal to the NEO’s COBRA continuation premium for medical and dental coverage, multiplied by 24 (in the case of Ms. Schertell) or 18 (in the case of the NEOs other than Ms. Schertell), (iv) a lump sum payment in the amount of $25,000 for professional outplacement services, and (v) except as otherwise described below, prorated vesting of outstanding equity-based awards, based on service during the applicable vesting period, with performance based on target if the first annual performance period has not concluded as of the Qualifying Termination and averaged actual performance for any then-completed performance periods. With respect to any one-time equity-based awards, time-based awards will fully vest and performance-based awards will vest based on target performance.
In the event of (a) an involuntary termination by the Company without “cause” or (b) resignation for “good reason” by the NEO, in either case, within two years following a change of control (each, a “CIC Qualifying Transaction”), the NEO is entitled to (i) a lump sum severance payment equal to the sum of (a) the NEO’s annual base salary and

(b) the NEO’s target bonus, multiplied by three (in the case of Ms. Schertell) or two (in the case of the NEOs other than Ms. Schertell), (ii) any earned but unpaid annual bonus amount and a prorated bonus payment for the year of termination, (iii) a lump sum payment equal to the NEO’s monthly COBRA continuation premium for medical and dental coverage, multiplied by 36 (in the case of Ms. Schertell) or 24 (in the case of the NEOs other than Ms. Schertell), (iv) a lump sum payment in the amount of $25,000 for professional outplacement services, and (v) the vesting of outstanding equity-based awards, based on target performance with respect to performance-based awards.
Payments and other benefits provided under the Executive Severance Plan are contingent upon the NEO’s execution and non-revocation of an agreement providing for a general release of all claims against the Company and, as permitted by law, restrictive covenants relating to non-competition, non-disclosure, non-solicitation and non-disparagement.
See “Potential Payments Upon Termination or Change in Control” below for further information regarding the Executive Severance Plan.
Deferred Compensation Plans
Prior to the Merger, all of SWM’s U.S.-based NEOs were eligible to participate in a deferred compensation plan maintained by SWM (the “Legacy SWM Deferred Compensation Plan”). Mr. Rickheim is the only NEO who currently participates in the Legacy SWM Deferred Compensation Plan. Eligible employees may elect to defer up to 25% of their annual salary and up to 50% of their incentive bonus to the Legacy SWM Deferred Compensation Plan and the Company may, with Committee approval, make cash contributions to a participant’s account in the Legacy SWM Deferred Compensation Plan.
Prior to the Merger, Neenah maintained a supplemental retirement contribution plan (the “Supplemental RCP”), which is a non-qualified defined contribution plan which is intended to provide a tax-deferred retirement savings alternative for amounts exceeding Internal Revenue Code limitations on qualified plans. Ms. Schertell and Mr. Weitzel currently participate in the Supplemental RCP.
Please see the “2024 Non-Qualified Deferred Compensation” table for further information regarding the Company’s deferred compensation arrangements.
Stock Ownership Guidelines
The Company has adopted stock ownership guidelines (the “Guidelines”), which require the Company’s executive officers, including the NEOs, to own shares of Company common stock with a fair market value equal to a multiple of base salary. The Guidelines are designed to align the interests of the Company’s executive officers with the long-term interests of the Company’s stockholders and to promote commitment to sound corporate governance. Under the Guidelines, the NEOs must retain at least 50% of vested shares of Company common stock and shares acquired pursuant to the exercise of an option (except for shares sold to pay required tax withholding and the exercise price for options) until the required ownership guideline levels have been achieved (and thereafter if required to maintain the required ownership levels). Our NEOs must satisfy the Guidelines within five years after becoming subject to the Guidelines. Under the Guidelines, the Company’s Chief Executive Officer is required to hold stock equal to a multiple of five times her base salary and the other NEOs are each required to hold stock equal to a multiple of three times his base salary. As of the record date, each of our NEOs either meets the Guidelines or is within the five-year period to become in compliance with the Guidelines.

What Counts Toward the Guidelines		What Does Not Count Toward the Guidelines
✔	Shares owned outright (including through vesting of equity awards)	✘	Performance shares and PSUs
✔	Shares owned directly by a spouse, domestic partner, or minor child	✘	Service-based restricted stock and RSUs
✔	Shares owned indirectly through beneficial trust ownership	✘	Stock options (whether vested or unvested)
✔	Vested shares or stock units held in any Company equity plan, employee stock purchase plan, deferred compensation plan, retirement plan or similar Company plan

Clawback Policies
During fiscal year 2024, the Company adopted a Dodd-Frank Clawback Policy to comply with SEC and NYSE listing rules. Under that policy, the Company is required in certain situations to recoup incentive compensation paid or payable to certain current or former executive officers of the Company, including the NEOs, in the event of an accounting restatement.
In addition, the Company continues to maintain the SWM International, Inc. Executive Compensation Adjustment and Recovery Policy, pursuant to which the Compensation Committee has the discretion to seek to recover any annual or long-term incentive compensation (including time-based equity awards) awarded or paid to a covered officer (including each NEO) during the previous three years if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment.
How We Make Compensation Decisions
As illustrated in the table below, our Chief Executive Officer reviews annually the performance and pay level of each of our other executive officers, develops recommendations concerning the compensation of each of our other executive officers and presents those recommendations to the Committee. The Chief Executive Officer does not make any recommendation concerning her own compensation.
While the Committee considers the input of our Chief Executive Officer and management in the compensation decision-making process, the Committee is responsible for overseeing our executive compensation program, which includes the STIP and long-term incentive awards as well as our retirement and other benefit programs and practices. The Committee considers all elements of the program in total, as well as individual performance, Company-wide performance and internal equity and market compensation considerations, when making executive compensation-related decisions.

Market Review	Internal Review	Pay Decisions
• Performed by independent compensation consultant • Considers peer pay practices • Influences program design
•
Chief Executive Officer evaluates performance
•
Chief Executive Officer and management review market data and internal comparable roles
•
Chief Executive Officer recommends to the Committee program changes and any pay adjustments

•
Chief Executive Officer and management recommend to the Committee any program changes
•
Chief Executive Officer recommends pay adjustments
•
Committee carefully considers:
 ○ Historical and current market practices,
 ○
Internal pay equity, and
 ○
Established market trends
•
Committee approves any program and pay changes

Independent Compensation Consultant
The Committee engaged Meridian as its independent compensation consultant. In 2024, Meridian provided executive compensation and governance-related services including review of 2024 compensation adjustments, review of competitive market data provided by Aon, awards under our long-term incentive program, the setting of performance goals in our incentive plans including the payout leverage for results above and below the target performance levels, a review of the analysis of the relationship between the Company’s total direct pay relative to the competitive market, a review of trends and regulatory developments with respect to executive compensation, a review of our compensation peer group, based on materials prepared by Aon plc, and assistance with this Compensation Discussion & Analysis. Meridian is retained by and reports to the Committee and, at the request of the Committee, participates in committee meetings. Meridian did not provide any other services to the Company in 2024. The Committee reviewed the independence of Meridian under the New York Stock Exchange and SEC rules and concluded that the work of Meridian has not raised any conflict of interest.
Market-Based Competitive Compensation Levels
With respect to 2024, the Committee continued its philosophy of setting compensation within a range of the market median for each position, which experience has shown is the level at which the Company has been able to recruit and retain highly talented executives. Compensation paid to our Chief Executive Officer is determined and approved by the Committee using competitive market data analyzed annually by Meridian, based on data provided by Aon. The Committee annually reviews, in consultation with Meridian, and approves the compensation for the Company’s other NEOs in consultation with the Chief Executive Officer using competitive market data, based on data provided by Aon. In establishing 2024 executive compensation, the Committee relied on proxy statement data from the same peer group of 16 companies that was established in August 2022 for purposes of evaluating the Company’s post-Merger compensation decisions. The Committee believes that the Company’s peer group should reflect the industries in which the Company potentially competes for business, executive talent and capital, as well as the Company’s significant international operations. The component companies of the peer group were selected from Aon’s Radford Global Compensation database for manufacturing companies with revenues between one-third and three times the Company’s revenue.

Peer Companies
AptarGroup, Inc.	Greif, Inc.
Ashland Global Holdings, Inc.	H.B. Fuller Company
Avient Corporation (f/k/a PolyOne Corporation)	Ingevity Corporation
Axalta Coating Systems Ltd.	Innospec Inc.
Cabot Corporation	Mercer International Inc.
Clearwater Paper Corporation	Minerals Technologies Inc.
Donaldson Company, Inc.	Rayonier Advanced Materials Inc.
Glatfelter Corporation	Trinseo PLC

The Committee considers 2024 target total direct compensation to be competitive if it falls with +/-15% of the market median. The analysis evaluates the following components:
•	base salary;
•	annual incentive bonus (assuming attainment of the target objective level, as a percentage of base salary);
•	target total cash compensation (base salary plus target level annual incentive);
•	long-term incentive compensation (assuming attainment of the target objective level); and
•	target total direct compensation, which is the sum of base salary plus annual incentive plus long-term incentive compensation at the target levels.
In September 2024, the Committee reviewed the compensation peer group and determined not to make any changes to the peer group used for purposes of evaluating 2025 compensation decisions.
Equity Grant Timing Practices
It is the Committee’s practice to generally approve ordinary course annual equity grants at the February Committee meeting each year for the NEOs, with the Committee’s regular meeting schedule determined in the prior fiscal year. In 2024, the Committee delayed granting annual equity awards to our NEOs until the 2024 LTIP was approved by our stockholders at the 2024 Annual Meeting of Stockholders. If NEOs are hired or promoted during the year, they generally receive a grant at the first scheduled Committee meeting following their hire date or promotion date for an aggregate number of RSUs and PSUs based on position.
Risk Management
On an annual basis, the Committee reviews the risks associated with the Company’s executive compensation program and whether the program was reasonably likely to have a material adverse effect on the Company. The Committee concluded that the program design, metrics and objectives, taken as a whole and considered within the other financial control and approval processes in place at the Company, were not reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT
The Committee has reviewed and discussed the “Compensation Discussion & Analysis” with management.
Based on the review and discussions, the Committee recommended to the Board that the “Compensation Discussion & Analysis” be included in the Company’s 2024 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Kimberly E. Ritrievi, ScD (Chair) William M. Cook Marco Levi

2024 SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our NEOs for 2024 and, to the extent required by the SEC executive compensation disclosure rules, 2023 and 2022. For 2024, our NEOs were our former Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated other executive officers as of December 31, 2024.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (h)(3)	All Other Compensation ($) (i)(4)	Total ($) (j)
Julie Schertell Former President and Chief Executive Officer(5)	2024	975,000	—	2,262,309	—	661,538	—	114,630	4,013,477
	2023	925,000	—	1,800,426	—	425,500	—	302,736	3,453,662
	2022	436,290	—	1,790,000	—	1,119,138	—	142,782	3,488,210

Gregory Weitzel Chief Financial Officer	2024	475,000	—	485,267	—	196,175	—	64,935	1,221,377
	2023	387,500	182,031	283,712	—	99,904	—	47,052	1,000,199

Mark W. Johnson Chief Legal and Administrative Officer & Corporate Secretary	2024	500,000	—	419,996	—	206,500	—	32,788	1,159,284
	2023	155,462	100,000	300,002	—	40,845	—	11,463	607,772

Michael W. Rickheim Chief Human Resources Officer and Administrative Officer	2024	450,000	—	383,709	—	172,575	—	41,099	1,047,383
	2023	425,000	—	255,279	—	110,500	—	75,734	866,513
	2022	201,882	—	822,428	—	307,377	—	75,943	1,377,630

Ryan Elwart Group President, Sustainable & Adhesive Solutions(6)	2024	459,615	450,000	749,993	—	176,558	—	35,769	1,871,935

(1)	For Mr. Elwart, the amount reflected in this column for 2024 represents a sign-on bonus. See discussion above in the Compensation Discussion and Analysis.
(2)
The amounts reported in this column for 2024 represent the annual grants of PSUs and RSUs, valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The amounts included in this column for the PSU awards granted in 2024 are calculated based on the probable satisfaction of the performance conditions for such awards at the time of grant. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the relevant assumptions used in calculating the amounts reported for the applicable year. As disclosed in the Compensation Discussion and Analysis, for the 2024 PSUs, the Compensation Committee established the performance goals for the first year of the three-year performance period with the annual goals for the subsequent years in the three-year performance period to be set at the beginning of each applicable year during the performance period. In accordance with FASB ASC Topic 718, the value of the 2023 PSUs and 2024 PSUs is based on one-third of the full number of shares subject to such PSUs for which the performance goals were established in 2024. The remaining portion of the 2023 PSUs and 2024 PSUs that will be linked to goals for subsequent years will be reported in the Summary Compensation Table for those years in which the goals are established. Assuming the highest level of performance is achieved for the 2023 PSUs and 2024 PSUs, the maximum value for the one-third portion of the 2023 PSUs and 2024 PSUs granted in 2024 under FASB ASC Topic 718 would be as follows:

Name	2023 PSU Maximum Value ($)	2024 PSU Maximum Value ($)
Julie Schertell	651,946	1,290,882
Gregory Weitzel	115,556	284,984
Mark W. Johnson	N/A	279,998
Michael W. Rickheim	92,438	224,984
Ryan Elwart	N/A	299,998

(3)
The amounts reported in this column for 2024 represent annual incentive awards earned based on 2024 performance for each NEO. See discussion above in the Compensation Discussion and Analysis. The amount reported for Ms. Schertell for 2022 has been increased by

$12,167 from the amount reported in prior years’ proxy statements to reflect the portion of her 2022 annual incentive that had been previously reduced to avoid the imposition of excise tax in connection with the Merger. In 2024 it was determined that such reduction was not required and this amount was paid to her in 2024 following confirmation that such amount would not be subject to a cutback under Section 280G of the Internal Revenue Code.
(4)	The amounts reported in this column for 2024 for each NEO includes the following:

Name	Company contributions to qualified and nonqualified retirement plans ($)	Other Executive Benefits(a) ($)	Total ($)
Julie Schertell	99,630	15,000	114,630
Gregory Weitzel	49,575	15,360	64,935
Mark W. Johnson	17,788	15,000	32,788
Michael W. Rickheim	26,099	15,000	41,099
Ryan Elwart	21,923	13,846	35,769

(a)
The amounts reported in this column include a monthly executive benefits allowance for each NEO. Because dividends are factored into the grant date fair value of the Company’s equity awards, the Company has updated its reporting practice with respect to dividends and, beginning in 2024, will exclude dividends paid at vesting from the “All Other Compensation” column.

(5)
Effective March 11, 2025, Shruti Singhal was appointed President and Chief Executive Officer and Ms. Schertell departed the Company and stepped down from her role as a member of the Board. Please see “2025 CEO Transition” above for additional information regarding this transition.

(6)	Mr. Elwart commenced employment with the Company in January 2024.

2024 GRANTS OF PLAN-BASED AWARDS
The following table summarizes awards made to our NEOs in 2024 under the 2024 STIP and the 2024 Plan.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stocks or Units (c)	Grant Date Fair Value of Stock and Option Awards(1)
			Threshold(2) ($)(d)	Target(2) ($)(e)	Maximum(2) ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)
Julie Schertell	N/A(2)		560,625	1,121,250	2,158,406	—	—	—	—	—
	4/26/2024(3)	2/13/2024	—	—	—	—	—	—	31,756	430,294
	4/26/2024(4)	2/13/2024	—	—	—	—	—	—	63,513	860,601
	4/26/2024(5)	2/13/2024	—	—	—	12,029	24,057	48,114	—	325,973
	4/26/2024(6)	2/13/2024	—	—	—	23,817	47,634	95,268	—	645,441
Gregory Weitzel	N/A(2)		166,250	332,500	640,063	—	—	—	—	—
	4/26/2024(3)	2/13/2024	—	—	—	—	—	—	7,011	94,999
	4/26/2024(4)	2/13/2024	—	—	—	—	—	—	14,022	189,998
	4/26/2024(5)	2/13/2024	—	—	—	442	883	1,766	—	11,965
	4/26/2024(5)	2/13/2024	—	—	—	1,691	3,381	6,762	—	45,813
	4/26/2024(6)	2/13/2024	—	—	—	5,258	10,516	21,032	—	142,492
Mark Johnson	N/A(2)		175,000	350,000	673,750	—	—	—	—	—
	4/26/2024(3)	2/13/2024	—	—	—	—	—	—	6,888	93,332
	4/26/2024(4)	2/13/2024	—	—	—	—	—	—	13,776	186,665
	4/26/2024(6)	2/13/2024	—	—	—	5,166	10,332	20,664	—	139,999
Michael Rickheim	N/A(2)		146,250	292,500	563,063	—	—	—	—	—
	4/26/2024(3)	2/13/2024	—	—	—	—	—	—	5,535	74,999
	4/26/2024(4)	2/13/2024	—	—	—	—	—	—	11,070	149,999
	4/26/2024(5)	2/13/2024	—	—	—	1,706	3,411	6,822	—	46,219
	4/26/2024(6)	2/13/2024	—	—	—	4,151	8,302	16,604	—	112,492
Ryan Elwart	N/A(2)		146,250	292,250	563,063	—	—	—	—	—
	4/26/2024(3)	2/13/2024	—	—	—	—	—	—	7,380	99,999
	4/26/2024(4)	2/13/2024	—	—	—	—	—	—	14,760	199,998
	4/26/2024(6)	2/13/2024	—	—	—	5,535	11,070	22,140	—	149,999
	4/26/2024(7)	2/13/2024	—	—	—	—	—	—	22,140	299,997

(1)
The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the PSUs, are based upon the probable outcome of the applicable performance conditions. See Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, for a discussion of the relevant assumptions used in calculating the amounts.

(2)
The amounts in columns (d), (e) and (f) consist of the threshold, target and maximum cash award levels. The amount actually earned by each NEO is included in the Non-Equity Incentive Plan Compensation column in the 2024 Summary Compensation Table.

(3)	These amounts in column (c) in this row represent shares of service-based RSUs which vested on the one-year anniversary of the approval date, February 13, 2025.
(4)	These amounts in column (c) in this row represent shares of service-based RSUs which vest 50% on each of February 13, 2026 and February 13, 2027.
(5)
The amounts in columns (g), (h) and (i) in this row consist of the threshold, target and maximum PSUs that can be earned during the 2023-2025 performance period based on the Company’s Free Cash Flow as a Percent of Net Sales and ROIC, subject to a +/- 20% modifier based on the Company’s relative TSR performance. As noted above, the Compensation Committee established the performance goals for the second year of the three-year performance period with the annual goals for the subsequent year in the three-year performance period to be set at the beginning of the third year for the performance period. In accordance with FASB ASC Topic 718, reported in this table is one-third of the full number of shares subject to the 2023 PSUs for which performance goals were established in 2024.

(6)
The amounts in columns (g), (h) and (i) in this row consist of the threshold, target and maximum PSUs that can be earned during the 2024-2026 performance period based on the Company’s Free Cash Flow as a Percent of Net Sales and ROIC, subject to a +/- 20% modifier based on the Company’s relative TSR performance. As noted above, the Compensation Committee established the performance goals for the first year of the three-year performance period with the annual goals for the subsequent years in the three-year performance period to be set at the beginning of each applicable year during the performance period. In accordance with FASB ASC Topic 718, reported in this table is one-third of the full number of shares subject to the 2024 PSUs for which performance goals were established in 2024.

(7)	These amounts in column (c) in this row represent shares of service-based RSUs which vest pro rata over two years on each anniversary of the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024
The following table provides information regarding unexercised stock options and unvested stock awards held by each of the NEOs as of December 31, 2024. As permitted under the Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan (the “2015 Plan”), the full value awards granted under the 2015 Plan were amended in 2024 to provide for cash-settlement in order to preserve the Company’s available shares under the 2015 Plan.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Julie Schertell	5,948	—	—	43.98	1/26/2025	—	—	—	—
	8,142	—	—	42.68	1/25/2026	—	—	—	—
	9,621	—	—	60.50	1/29/2027	—	—	—	—
	9,758	—	—	68.75	1/29/2028	—	—	—	—
						41,341(2)	450,617	—	—
	—	—	—	—	—	5,906(2)	64,375	—	—
	—	—	—	—	—	—	—	48,114(3)	524,443
	—	—	—	—	—	32,076(4)	349,628	—	—
	—	—	—	—	—	31,756(5)	346,140	—	—
	—	—	—	—	—	63,513(6)	692,292
	—	—	—	—	—	—	—	92,268(7)	1,005,721
Gregory Weitzel	382	—	—	43.98	1/26/2025	—	—	—	—
	1,066	—	—	42.68	1/25/2026	—	—	—	—
	1,116	—	—	60.50	1/29/2027	—	—	—	—
	1,006	—	—	68.75	1/29/2028	—	—	—	—
						2,039(2)	22,225	—	—
	—	—	—	—	—	294(2)	3,205	—	—
	—	—	—	—	—	861(8)	9,385	—	—
	—	—	—	—	—	—	—	6,761(3)	73,695
	—	—	—	—	—	—	—	1,765 (3)	19,239
	—	—	—	—	—	4,508(4)	49,137	—	—
	—	—	—	—	—	1,177(4)	12,829	—	—
	—	—	—	—	—	7,011(5)	76,420	—	—
	—	—	—	—	—	14,022(6)	152,840
	—	—	—	—	—	—	—	21,032(7)	229,249
Mark Johnson	—	—	—	—	—	12,887(9)	140,468	—	—
	—	—	—	—	—	6,888(5)	75,079	—	—
						13,776(6)	150,158
	—	—	—	—	—	—	—	20,664(7)	225,238
Michael Rickheim	—	—	—	—	—	1,006(2)	10,965	—	—
	—	—	—	—	—	—	—	6,822(3)	74,360
	—	—	—	—	—	4,548(4)	49,573	—	—
	—	—	—	—	—	5,535(5)	60,332	—	—
						11,070(6)	120,663
	—	—	—	—	—	—	—	16,604(7)	180,984
Ryan Elwart	—	—	—	—	—	7,380(5)	80,442	—	—
						14,760(6)	160,884
	—	—	—	—	—	22,140(10)	241,326	—	—
	—	—	—	—	—	—	—	22,140(7)	241,326

(1)	Values calculated using the December 31, 2024 closing share price of $10.90.
(2)	This RSU award vested on January 26, 2025, subject to continued employment through the vesting date.

(3)
This PSU award is scheduled to vest, to the extent earned, on February 16, 2026. The number of PSUs earned will be based on the Company’s Free Cash Flow as a Percent of Net Sales and ROIC, adjusted for relative TSR performance, over the 2023-2025 fiscal years. Number shown is based on target performance. Excluded from this table are 24,057, 4,264, and 3,412 PSUs (at target) for Ms. Schertell, Mr. Weitzel, and Mr. Rickheim, respectively, with respect to the portion of the 2023 PSUs associated with performance goals established in 2025.

(4)	This RSU award vested or is scheduled to vest one-half on February 16, 2025 and 2026, subject to continued employment through each applicable vesting date.
(5)	This RSU award vested on February 13, 2025.
(6)	This RSU award is scheduled to vest one-half on February 13, 2026 and 2027, subject to continued employment through each applicable vesting date.
(7)
This PSU award is scheduled to vest, to the extent earned, on February 13, 2027. The number of PSUs earned will be based on the Company’s Free Cash Flow as a Percent of Net Sales and ROIC, adjusted for relative TSR performance, over the 2024-2026 fiscal years. Number shown is based on maximum performance. Excluded from this table are 184,536, 42,064, 41,328, 33,208 and 44,280 PSUs (at maximum) for Ms. Schertell, Mr. Weitzel, Mr. Johnson, Mr. Rickheim and Mr. Elwart, respectively, with respect to the portion of the 2024 PSUs associated with performance goals established in 2025 and 2026.

(8)	This RSU award is scheduled to on April 14, 2025, subject to continued employment through the vesting date.
(9)	This RSU award is scheduled to vest one-half on September 1, 2025 and 2026, subject to continued employment through each applicable vesting date.
(10)	This RSU award is scheduled to vest one-half on April 26, 2025 and 2026, subject to continued employment through each applicable vesting date.
2024 OPTION EXERCISED AND STOCK VESTED TABLE
The following table provides information concerning the vesting of stock awards during 2024 for each of the NEOs. During 2024, none of the NEOs exercised stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Julie Schertell	—	—	172,758	1,957,684
Gregory Weitzel	—	—	5,675	74,787
Mark W. Johnson	—	—	6,443	122,159
Michael W. Rickheim	—	—	61,539	682,343
Ryan Elwart	—	—	—	—

2024 PENSION BENEFITS
None of the NEOs received any pension benefits during 2024.
2024 NON-QUALIFIED DEFERRED COMPENSATION
The following table provides information regarding compensation that has been deferred by each NEO pursuant to the terms of the Legacy SWM Deferred Compensation Plan (“DCP”), Neenah’s Supplemental Retirement Contribution Plan (“SRP”) and the Legacy Neenah Deferred Compensation Plan (“NDP”).

Name	Plan Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(2)	Aggregate earnings in last FY ($)	Aggregate withdrawals / distributions	Aggregate balance at last FYE ($)(3)
Julie Schertell	SRP	—	56,534	22,494	—	264,812
Gregory Weitzel	SRP	—	11,036	1,788	—	29,127
Mark W. Johnson	—	—	—	—	—	—
Michael W. Rickheim	NDP	—	—	4,660	—	35,351
	DCP	32,130	3,213	10,268	—	85,914
Ryan Elwart	—	—	—	—	—	—

(1)
These amounts represent deferrals of the participating NEO’s salary and/or annual incentive compensation received under the annual incentive program and are included in the “Salary” and Non-Equity Incentive Plan Compensation” columns in the 2024 Summary Compensation Table.

(2)
Company contributions to the NDP and the SRP were 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions and are included in the “All Other Compensation” column in the 2024 Summary Compensation Table.

(3)
Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for: Ms. Schertell - $165,823; Mr. Weitzel - $15,128; Mr. Johnson - $0; Mr. Rickheim - $66,050; and Mr. Elwart- $0. All amounts in this column are vested and would be payable in full following any termination.

Legacy SWM Deferred Compensation Plan
Eligible employees may elect to defer up to 25% of their annual salary and up to 50% of their incentive bonus to the Legacy SWM Deferred Compensation Plan, a non-qualified deferred compensation plan established in 2005 to allow participants to defer receipt of compensation and payment of certain income taxes. Eligibility to participate in the Legacy SWM Deferred Compensation Plan is limited to “management” and “highly compensated employees” as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company may, with Committee approval, make cash contributions to a participant’s account in the Legacy SWM Deferred Compensation Plan.
Amounts deferred into the Legacy SWM Deferred Compensation Plan by a participating officer, or contributed on the officer’s behalf by the Company, can be invested at the officer’s election in an account that tracks, but does not actually invest in, some of the fund elections available under the Company’s 401(k) savings plan. The participating officer bears the investment risk. The Company makes no guaranty as to the return of the principal amount of any funds deferred or of any income thereon. The funds remain subject to the Company’s creditors while in the Legacy SWM Deferred Compensation Plan.
A participant may elect to receive payment of the vested amount credited to his or her deferral account under the Legacy SWM Deferred Compensation Plan based on a participant election of a single lump sum or three, five, or ten annual installments. No payments may commence in fewer than five years following the date of the deferral election, except for alternative distributions that may occur in certain defined circumstances including disability, death of participant, separation from service, change of control and unforeseeable emergency, as such terms are defined in the plan. Certain individuals, including plan participants who are NEOs, must defer distributions from the plan for six months following a separation from service. Mr. Rickheim is the only NEO who currently participates in the Legacy SWM Deferred Compensation Plan.
Neenah Supplemental Retirement Contribution Plan
Following the closing of the Merger, the Company assumed the SRP, which is a non-qualified defined contribution plan which is intended to provide a tax-deferred retirement savings alternative for amounts exceeding Internal Revenue Code limitations on qualified plans. Mr. Weitzel currently participates in the SRP and Ms. Schertell participated in the SRP prior to her separation from the Company.
The SRP is a non-qualified excess benefit and supplemental retirement plan pursuant to which the Company provides additional retirement benefits to certain highly compensated employees. These Company contributions are intended to provide contributions to those individuals whose benefits under tax-qualified programs are restricted by the limitations permitted by the Internal Revenue Code. Contributions are held for each participant in either an excess benefit or supplemental benefit unfunded separate account. Participant accounts are credited with earnings, gains, and losses based on the rate of return of investment funds selected by the participant, which the participant may elect to change in accordance with the participant’s elections under the SRP. Payments can be tied to termination of employment, including retirement, and would be paid in a lump sum.
If a participant dies before receiving the full value of their account balance, the participant’s beneficiary would receive the remainder of the benefit in one lump sum payment.
Legacy Neenah Deferred Compensation Plan
The NDP is the deferred compensation plan for the executive officers of former Neenah, Inc. Upon the consummation of the Merger, the Company assumed the NDP. The NDP allows the executive officers of the former Neenah, Inc. to defer a portion of their annual cash compensation (base salary and bonus). The NDP is intended to allow the executive to maximize the value of the compensation they received from the former Neenah, Inc. and assist in their retention. Participants in the NDP may elect to defer from (i) 5% to 75% of his or her salary paid during a deferral year; and/or (ii) 5% to 100% of his or her bonus paid during a deferral year, provided that the deferral election may not relate to any payroll withholding amount, including required tax withholding or employee contributions under a 401(k) or cafeteria plan or for group health plan premiums. The minimum deferral required to participate in the NDP is $5,000. The Company dictates the investment fund options from which the participant can choose to elect their deferrals and deferred benefit accounts in. In the case of retirement and the aggregate balance of all of a participant’s deferred benefit accounts is equal to or more than $100,000, a participant may elect to receive the vested amount credited to the participant’s deferred benefit account in either lump sum or annual installments payable over a period of two or ten years. However, if the deferred benefit accounts’ aggregate balance is less than $100,000 the participant will be paid in lump sum upon retirement. In the event of a termination of employment prior to retirement, the participant’s death, or a change of control, the participant will receive the vested amount in the participant’s deferred benefit accounts in lump sum. In the case of an unforeseeable emergency as defined in the NDP, the Company will pay the participant an amount from the participant’s deferred benefit accounts necessary to satisfy the unforeseeable emergency. Mr. Rickheim is the only NEO who currently participates in the NDP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
Mativ Holdings, Inc. Executive Severance Plan
As described above, in 2024, the Company adopted the Executive Severance Plan, which replaced and superseded any severance plan, agreement, policy, or arrangement of the Company that covered the participants. Each of our NEOs are eligible for payments and benefits in connection with certain qualifying terminations of employment pursuant to the terms of the Executive Severance Plan.
Under the Executive Severance Plan, the NEOs are entitled to the following severance benefits, as applicable. As described above, Ms. Schertell’s departure in March 2025 was treated as an involuntary termination without “cause” not in connection with a change of control under the Executive Severance Plan and she became entitled to receive the severance benefits provided under the plan for such a termination, as described below.
Termination Not in Connection with a Change of Control
In the event of an involuntary termination by the Company without “cause” that is not within two years following a change of control (each, a “Qualifying Termination”), the NEO is entitled to (i) a lump sum severance payment equal to the sum of (a) the NEO’s annual base salary and (b) the NEO’s target bonus, multiplied by two (in the case of Ms. Schertell) or one and a half (in the case of the NEOs other than Ms. Schertell), (ii) any earned but unpaid annual bonus amount and a prorated bonus payment for the year of termination, (iii) a lump sum payment equal to the NEO’s COBRA continuation premium for medical and dental coverage, multiplied by 24 (in the case of Ms. Schertell) or 18 (in the case of the NEOs other than Ms. Schertell), (iv) a lump sum payment in the amount of $25,000 for professional outplacement services, and (v) except as otherwise described below, prorated vesting of outstanding equity-based awards, based on service during the applicable vesting period, with performance based on target if the first annual performance period has not concluded as of the Qualifying Termination and averaged actual performance for any then-completed performance periods. With respect to any one-time equity-based awards, time-based awards will fully vest and performance-based awards will vest based on target performance.
The award agreements for the NEOs’ outstanding RSU and PSU awards provide that the awards will vest on a prorated basis in the event of a termination due to disability or retirement, based on actual performance with respect to PSUs. As of December 31, 2024, Ms. Schertell was the only NEO who was retirement-eligible for purposes of the RSU and PSU awards.
Termination in Connection with a Change of Control
In the event of (a) an involuntary termination by the Company without “cause” or (b) resignation for “good reason” by the NEO, in either case, within two years following a change of control (each, a “CIC Qualifying Transaction”), the NEO is entitled to (i) a lump sum severance payment equal to the sum of (a) the NEO’s annual base salary and (b) the NEO’s target bonus, multiplied by three (in the case of Ms. Schertell) or two (in the case of the NEOs other than Ms. Schertell), (ii) any earned but unpaid annual bonus amount and a prorated bonus payment for the year of termination, (iii) a lump sum payment equal to the NEO’s monthly COBRA continuation premium for medical and dental coverage, multiplied by 36 (in the case of Ms. Schertell) or 24 (in the case of the NEOs other than Ms. Schertell), (iv) a lump sum payment in the amount of $25,000 for professional outplacement services, and (v) the vesting of outstanding equity-based awards, based on target performance with respect to performance-based awards.
Any amounts paid to an NEO under the Executive Severance Plan will be reduced to the maximum amount that could be paid without being subject to the excise tax imposed under Sections 280G and 4999 of the Internal Revenue Code, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount.
Payments and other benefits provided under the Executive Severance Plan are contingent upon the NEO’s execution and non-revocation of an agreement providing for a general release of all claims against the Company and, as permitted by law, restrictive covenants relating to non-competition, non-disclosure, non-solicitation and non-disparagement.
The maximum amounts payable upon termination pursuant to the Executive Severance Plan, assuming that a change of control of the Company and/or a qualifying termination of employment had occurred on December 31, 2024, are set forth in the following tables for each of the NEOs. The amounts reported in the table below does not reflect the application of any reduction in benefits to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code.

		Without Change of Control			With Change of Control
Name	Compensation Component	Retirement	Without Cause or Good Reason Termination	Death or Disability	Retirement	Without Cause or Good Reason Termination	Death or Disability
Julie Schertell*	Cash Severance	—	4,192,500	—	—	6,288,750	—
	Non-Equity Incentive Plan Compensation(1)	—	—	—	—	—	—
	Long Term Incentives- Performance(2)	871,510	871,510	871,510	871,510	2,344,318	871,510
	Long Term Incentives- Time Based(2)	1,297,918	1,282,679	1,297,918	1,297,918	1,903,053	1,297,918
	Benefit Continuation	—	62,508	—	—	93,763	—
	Outplacement	—	25,000	—	—	25,000	—
	Total:	2,169,428	6,434,197	2,169,428	2,169,428	10,654,884	2,169,428
Gregory Weitzel	Cash Severance	—	1,211,250	—	—	1,615,000	—
	Non-Equity Incentive Plan Compensation(1)	—	—	—	—	—	—
	Long Term Incentives- Performance(2)	—	171,021	171,021	—	483,306	171,021
	Long Term Incentives- Time Based(2)	—	192,407	195,808	—	326,041	195,808
	Benefit Continuation	—	47,077	—	—	62,769	—
	Outplacement	—	25,000	—		25,000	—
	Total:	—	1,645,755	366,829	—	2,512,116	366,829
Mark W. Johnson	Cash Severance	—	1,275,000	—	—	1,700,000	—
	Non-Equity Incentive Plan Compensation(1)	—	—	—	—	—	—
	Long Term Incentives- Performance(2)	—	82,491	82,491	—	337,856	82,491
	Long Term Incentives- Time Based(2)	—	251,136	134,168	—	365,706	134,168
	Benefit Continuation	—	47,077	—	—	62,769	—
	Outplacement	—	25,000	—	—	25,000	—
	Total:	—	1,680,704	216,659	—	2,491,331	216,659
Michael W. Rickheim	Cash Severance	—	1,113,750	—	—	1,485,000	—
	Non-Equity Incentive Plan Compensation(1)	—	—	—	—	—	—
	Long Term Incentives- Performance(2)	—	135,956	135,956	—	383,048	135,956
	Long Term Incentives- Time Based(2)	—	212,692	215,275	—	318,236	215,275
	Benefit Continuation	—	46,893	—	—	62,524	—
	Outplacement	—	25,000	—	—	25,000	—
	Total:	—	1,534,291	351,231		2,273,808	351,231
Ryan Elwart	Cash Severance	—	1,237,500	—	—	1,650,000	—
	Non-Equity Incentive Plan Compensation(1)	—	—	—	—	—	—
	Long Term Incentives- Performance(2)	—	88,377	88,377	—	361,989	88,377
	Long Term Incentives- Time Based(2)	—	359,896	201,105	—	482,652	201,105
	Benefit Continuation	—	51,467	—	—	68,623	—
	Outplacement	—	25,000	—	—	25,000	—
	Total:	—	1,762,240	289,482	—	2,588,264	289,482

*
As noted above, in connection with Ms. Schertell’s 2025 separation, she became entitled to the benefits set forth in the column entitled Without Cause or Good Reason Termination under the Without Change in Control heading, as calculated as of the applicable date of separation.

(1)
Because the termination events are assumed to occur on the last business day of the reporting year (2024), the amount of non-equity incentive plan compensation earned and reported in the 2024 Summary Compensation Table would be paid without regard to any special termination conditions and are not included in this table.

(2)
Represents the value of the accelerated vesting of performance-based or time-based long-term equity awards, as applicable. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $10.90 on December 31, 2024, the last trading day of 2024.

PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following disclosure about the relationship of the median of the annual total compensation of our employees to the annual total compensation of Ms. Schertell, our former Chief Executive Officer.
Ratio
For 2024,
•	The median of the annual total compensation of all of our employees, other than Ms. Schertell, was $57,898.
•	Ms. Schertell’s annual total compensation was $4,016,382, which differs from the amount reported in the Total column of the Summary Compensation Table - 2024, as discussed further below.
•	Based on this information, the ratio of the annual total compensation of Ms. Schertell to the median of the annual total compensation of all employees is estimated to be 69 to 1.
Ms. Schertell’s compensation differs from the Total column of the Summary Compensation Table as it includes $2,906 of Company provided Life and Disability insurance, which is also included in the median total compensation of all employees.
Identification of Median Employee
We believe that there have been no significant changes to the Company’s employee population or employee compensation arrangements during 2024 that would significantly impact the pay ratio disclosure. Therefore, as permitted by the SEC executive compensation disclosure rules, we are using the same median employee for purposes of disclosing the Company’s 2024 pay ratio as was used for the 2022 pay ratio. We selected December 31, 2022 as the date on which to determine our median employee for purposes of our 2022 pay ratio. As of that date, we had approximately 7,521 employees. In addition, as is permitted by the SEC’s executive compensation disclosure rules, we eliminated 175 employees in China (approximately 2% of our total employee population) from the data set, resulting in 7,346 employees used to determine the median employee.
For purposes of identifying the median employee from this data set, we considered the base salary and annual incentives for all full-time, part-time, temporary and seasonal employees employed as of December 31, 2022 as this represents the principal form of compensation paid to all of our employees. Since the employee initially identified as the median employee in 2022 was no longer an employee of the Company as of December 31, 2024, for purposes of this pay ratio disclosure, we are using a similarly situated employee to the employee initially identified as the median employee, whose compensation is substantially similar to that of the original median employee identified. The new median employee was identified as a manufacturing employee located in the United States. The median of the annual total compensation of all of our employees, excluding Ms. Schertell, was $57,898 in 2024, calculated in accordance with the Summary Compensation Table rules.

Pay Versus Performance Disclosure
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for First PEO[1] ($)	Summary Compensation Table Total for Second PEO[1] ($)	Compensation Actually Paid to First PEO[1,2,3] ($)	Compensation Actually Paid to Second PEO[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	EBITDA Delivered ($ Millions)
							TSR ($)	Peer Group TSR ($)
2024	N/A	4,013,477	N/A	3,115,394	1,324,995	1,202,266	33.10	164.88	(48.7)	220.6
2023	N/A	3,453,662	N/A	2,691,524	2,165,963	1,807,267	45.40	163.35	(309.5)	213.4
2022	14,274,246	3,488,210	11,257,027	2,079,065	3,099,738	1,952,970	58.69	136.06	(6.6)	304.7
2021	5,150,672	N/A	3,516,159	N/A	1,290,711	938,432	78.52	144.89	88.9	209.1
2020	5,757,874	N/A	5,448,268	N/A	1,466,461	1,052,550	101.04	122.35	83.8	212.9

1.	The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:
•
2024: Julie Schertell (“Second PEO”), served as the Company’s Chief Executive Officer for the entirety of 2024 and the Company’s other NEOs were: Gregory Weitzel; Mark W. Johnson; Michael W. Rickheim; and Ryan Elwart.

•
2023: Julie Schertell served as the Company’s Chief Executive Officer for the entirety of 2023 and the Company’s other NEOs were: R. Andrew Wamser, Jr.; Gregory Weitzel; Michael W. Rickheim; Mark W. Johnson; and Ricardo Nuñez.

•
2022: Julie Schertell assumed the role of the Company’s President and Chief Executive Officer on July 6, 2022, and Jeffrey Kramer, PhD (“First PEO”), served as the Company’s Chief Executive Officer during 2022 through July 5, 2022. The Company’s other NEOs were: R. Andrew Wamser, Jr.; Omar Hoek; Ricardo Nuñez; Michael W. Rickheim; and Tracey Peacock.

•
2021: Jeffrey Kramer, PhD, served as the Company’s Chief Executive Officer for the entirety of 2021 and the Company’s other NEOs were: R. Andrew Wamser, Jr.; Omar Hoek; Ricardo Nuñez; and Tracey Peacock.

•
2020: Jeffrey Kramer, PhD, served as the Company’s Chief Executive Officer for the entirety of 2020 and the Company’s other NEOs were: R. Andrew Wamser, Jr.; Omar Hoek; Ricardo Nuñez; and Daniel Lister.

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below. The Compensation Actually Paid for the Second PEO for 2022 has been updated to reflect the changes to her Summary Compensation Table total compensation for 2022, as described above, following a determination that her 2022 bonus would not be subject to a cutback under Section 280G of the Internal Revenue Code.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are based on the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Stock Awards for Second PEO ($)	Inclusion of Equity Values for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2024	4,013,477	(2,262,309)	1,364,226	3,115,394
2023	3,453,662	(1,800,426)	1,038,288	2,691,524
2022	3,488,210	(1,790,000)	380,855	2,079,065

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non- PEO NEOs ($)	Average Inclusion of Equity Values for Non- PEO NEOs ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2024	1,324,995	(509,741)	387,012	1,202,266

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Second PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Second PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Second PEO ($)	Total - Inclusion of Equity Values for Second PEO ($)
2024	1,937,885	(211,839)	—	(393,549)	—	31,729	1,364,226
2023	780,963	196,804	—	60,521	—	—	1,038,288
2022	470,473	(75,575)	—	(14,043)	—	—	380,855

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	430,263	(31,409)	—	(15,782)	—	3,940	387,012

4.
The Peer Group TSR set forth in this table utilizes the S&P SmallCap 600 Capped Materials Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P SmallCap 600 Capped Materials Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined EBITDA Delivered to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024. EBITDA Delivered is a non-GAAP measure. For more information on EBITDA Delivered, please see the “2024 Short-Term Incentive Plan” section of the Compensation Discussion & Analysis in this proxy statement.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company and Peer Group Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years, and the S&P SmallCap 600 Capped Materials Index over the same period.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and EBITDA Delivered
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our EBITDA Delivered during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2024 to Company performance. (These measures are discussed in the Compensation Discussion and Analysis section of this proxy statement.) The measures in this table are not ranked.
EBITDA Delivered
Revenue
Free Cash Flow as a Percent of Net Sales
ROIC
Relative TSR
# # #

Compensation of Directors
The Compensation Committee reviews non-employee director compensation to evaluate whether non-employee director compensation is consistent with market practices. In September 2024, after considering input from Meridian, the Board approved the following non-employee director program:
•
An annual Board retainer of $125,000 (increased from $95,000) in stock plus $85,000 (increased from $70,000) in cash. Retainers are paid quarterly, with the stock retainer valuation based on the closing price on the trading day immediately preceding the grant date and prorated for one partial quarter of service. Beginning with the grants to be made on July 1, 2025, the annual Board equity retainers will no longer be granted on a quarterly basis and will instead be granted on a single grant date each year.

•	Additional annual retainer for the Non-Executive Chair was $100,000 (increased from $75,000 per year), paid quarterly in cash.
•	Directors who serve on committees receive an additional annual retainer, paid quarterly in cash as follows:
•	Audit Committee: $30,000 for Chair; $15,000 for other members
•	Compensation Committee: $20,000 for Chair; $10,000 for other members
•	Nominating & Governance Committee: $15,000 for Chair; $10,000 for other members
On February 17, 2025, the Compensation Committee recommended and the Board approved temporary reversion to the cash compensation for non-employee directors which was in effect prior to the September 2024 adjustment. The reversion in cash compensation will be effective for the second, third and fourth fiscal quarters of 2025 and results in the annual cash retainer for all non-employee directors reverting to $70,000 ($17,500 per quarter) and the annual cash retainer for the non-employee Chair of the Board reverting to $75,000 ($18,750 per quarter).
A director who is an officer or an employee of the Company or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board but is reimbursed for expenses incurred as a result of such service. Each non-employee director earned the following compensation in 2024 in addition to reimbursement of his or her actual and reasonable travel expenses.
2024 DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash	Stock Awards ($)(2)	Total
William Cook	93,750	102,500	196,250
Jeffrey Keenan(3)	47,500	47,500	95,000
Marco Levi	83,750	102,500	186,250
Kimberly Ritrievi	140,000	102,500	242,500
John Rogers	133,750	102,500	236,250
Shruti Singhal	100,000	102,500	202,500
John K. Stipancich(4)	46,250	55,000	101,250
Tony Thene(5)	46,250	47,500	93,750
Anderson Warlick(6)	103,750	102,500	206,250

(1)
Ms. Schertell is not included in this table as she is an employee of the Company and received no additional compensation for her service as a director. The 2024 compensation received by Ms. Schertell as an employee of the Company is shown in the 2024 Summary Compensation Table.

(2)
The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair value is calculated by multiplying the number of shares granted by our closing share price on the grant date (or the last trading day prior to the grant date). As of December 31, 2024, the total number of stock awards outstanding per director, in the form of deferred shares or deferred share units, were as follows: Mr. Cook -22,688; Mr. Keenan - 19,658; Mr. Levi - 0; Dr. Ritrievi - 13,097; Dr. Rogers - 13,097; Mr. Singhal - 0; Mr. Stipancich – 0; Mr. Thene - 0; and Mr. Warlick - 26,644. These totals also include accumulated dividends on stock units.

(3)	Mr. Keenan resigned from the Board effective June 12, 2024.
(4)	Mr. Stipancich was appointed to the Board effective June 13, 2024.
(5)	Mr. Thene retired from the Board effective April 24, 2024.
(6)	Mr. Warlick resigned from the Board effective December 31, 2024.

U.S. directors may elect to defer all or part of their compensation to the Deferred Compensation Plan No. 2 for Non-Employee Directors, a non-qualified, deferred compensation plan established in 2005 to allow participants to defer receipt of compensation and payment of certain federal and state income taxes. Each participating director has an individual deferral account that is credited with cash or stock units, which include accumulated dividends, with stock units credited under the plan to be settled in shares of Common Stock. Cash credits accrue market-based investment earnings. The stock units do not have any voting rights. Because of regulatory changes, Deferred Compensation Plan No. 2 replaced the Deferred Compensation Plan for Non-Employee Directors in effect from 2000 to 2004, which operated in a similar manner. The earlier plan was frozen as of December 31, 2004 to stop the accrual of additional unvested benefits, other than market-based investment earnings or losses on individual account balances as of that date. The Company provides no guaranty of repayment of the principal amount deferred or of any earnings on the participants’ account balances in either plan.

CORPORATE GOVERNANCE
We maintain accountability through our corporate governance policies and practices. Below are highlights of these policies and practices:

•
Director skills and experience cover a well-rounded range of topics and issues

•
All directors are independent except CEO

•
Majority vote resignation policy for directors

•
Annual Board and committee evaluations

•
Regular executive sessions of independent directors

•
Executive officer and non-employee director stock ownership guidelines

•
No stockholder rights plan

•
Active oversight of enterprise risk management

•
Directors are not eligible for reelection after the age of 72

•
Hedging or pledging Company equity, directly or indirectly, is prohibited for directors and key executives, and all other employees are strongly discouraged from engaging in similar transactions

•
Policy on Orientation and Continuing Education for Board members, including training in compliance programs

•
Overboarding policy

•
Membership for each director in the National Association of Corporate Directors (NACD)

Majority Vote Resignation Policy
The Company’s bylaws provide for plurality voting in uncontested director elections. However, it is the policy of the Company that any director nominee not elected by a majority of the votes cast will tender his or her resignation to the Board promptly following certification of the stockholder vote. Pursuant to the policy, the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Nominating & Governance Committee will consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board will act on the recommendation and publicly disclose its decision (by press release, SEC filing or any other public means of disclosure deemed appropriate) regarding the tendered resignation within 90 days following certification of the election results. The director who tenders his or her resignation may not participate in the recommendation of the Nominating & Governance Committee or the decision of the Board with respect to his or her resignation.
Board of Directors and Standing Committees
Board Leadership Structure
The Board is led by the Chair of the Board. Since 2024, Dr. Ritrievi has served as Chair of the Board. As an independent director, Dr. Ritrievi serves as Non-Executive Chair. Dr. Ritrievi was appointed by the Board as Chair pursuant to our By-Laws. Assuming Dr. Ritrievi is reelected to the Board at the Annual Meeting, she will continue to serve as the Chair of the Board following the Annual Meeting.
The Board believes that whether one person should simultaneously occupy the offices of Chair of the Board and Chief Executive Officer should be determined by the Board in its business judgment, on a periodic basis, including at any time there is a vacancy in either position, after considering relevant factors at the time, such as the specific needs of the business and the best interests of the Company and its stockholders. When the same person holds the Chair and Chief Executive Officer roles or when the Chair is not independent, the independent directors elect a Lead Non-Management Director for a two-year term, and after two of such terms, he or she becomes ineligible to stand for re-election to that position for at least one term.
The Non-Executive Chair acts as liaison between the Chief Executive Officer and the independent directors. The Non-Executive Chair or non-management directors as a group can retain such independent experts they deem to be necessary or desirable, with the costs borne by the Company. There is also total freedom of communication between any director and the Chief Executive Officer and any other member of management, and such communications are not required to go through the Non-Executive Chair or the Chief Executive Officer, in the

case of director communication with other members of management. The Non-Executive Chair will be available for consultation and direct communication if requested by any major stockholder of the Company.
Director Independence
An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually, the Board will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition to the independence standards of the SEC and the NYSE, the Board has adopted certain categorical standards of independence. The following persons shall not be considered independent:
a.	A director who is employed by the Company or any of its affiliates for the current year or any of the past five years.
b.	A director who is, or in the past five years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).
c.
A director who is, or in the past five years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

d.
A director who is, or in the past five years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term “Family Member” shall mean a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person’s home.

e.
A director who, during the current fiscal year or any of the past five fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.

f.
A director who is a partner in, or a controlling stockholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed one percent (1%) of the recipient’s annual consolidated gross revenues in the current year or any of the past five fiscal years; unless, for provisions (e) and (f), the Board expressly determines in its business judgment that the relationship does not interfere with the director’s exercise of independent judgment.

Based on the foregoing standard, as well as the applicable standards for independence articulated by the NYSE and the SEC, the Board affirmatively determined that the following directors met the applicable independence standards:

William M. Cook	Marco Levi
Kimberly E. Ritrievi, ScD	John D. Rogers
John K. Stipancich

Mr. Singhal is a member of management and is not independent. Additionally, Jeffrey Keenan, Tony Thene and Anderson Warlick, each of whom served as a director during all or a portion of 2024, were deemed independent. Ms. Schertell, who served as a director during all of 2024, was a member of management and was not independent.
Financial Experts
The Board determined that Drs. Ritrievi and Rogers, and Messrs. Cook and Stipancich each qualify as “audit committee financial experts” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.
Standing Committees
Each of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee is a “Standing Committee” of the Board. Each Standing Committee is composed entirely of independent directors.

The following table lists the current members, principal functions and meetings held in 2024 for each of the Standing Committees:

Members	Principal Functions		Meetings in 2024
Audit Committee John D. Rogers (Chair) William M. Cook Kimberly E. Ritrievi John K. Stipancich No member serves on the audit committee of more than three public companies, including the Company’s Audit Committee.	•	Appointment of outside auditors to audit the records and accounts of the Company	7

	•	Retain and compensate outside auditors

	•	Review scope of audits, provide oversight in connection with internal control, financial reporting and disclosure systems

	•	Monitor the Company’s compliance with legal and regulatory requirements

	•	The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Audit Committee Report”

Compensation Committee Kimberly E. Ritrievi, ScD (Chair) William M. Cook Marco Levi	•	Evaluate and approve executive officer compensation	8

	•	Review compensation strategy, plans and programs and evaluate related risk

	•	Evaluate and make recommendations on director compensation

	•	The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Compensation Discussion & Analysis”

Nominating & Governance Committee Marco Levi (Chair) John K. Stipancich	•	Review and recommend to the Board candidates for election by stockholders or to fill any vacancies on the Board; evaluate stockholder nominees	4

	•	Oversee the Board, committee and individual director evaluation processes

	•	Evaluate, monitor and recommend changes in the Company’s governance policies

•
Oversee and report to the Board on the succession planning process with respect to directors and the Chief Executive Officer, including review of a transition plan in the event of an unexpected departure or incapacity of the Chief Executive Officer

	•	Oversight of environmental, social and governance (ESG) matters

Director Attendance
The Board of Directors met 7 times in 2024. All of our current directors attended all Board and applicable committee meetings in 2024.
The Company expects members of the Board to attend each Annual Meeting and all directors who were then in office attended the 2024 Annual Meeting.

Director Training
From time to time, directors participate in the Company’s compliance training programs and in programs directed specifically to the due and proper execution of their duties as directors. The Board adopted a Policy on Orientation and Continuing Education for Board Members as part of the Company’s Corporate Governance Guidelines. The policy requires orientation for new directors and ongoing presentations and training for existing directors, as well as periodic reports on continuing education to the Nominating & Governance Committee.
Board Evaluation
The Board and its committees conduct annual self-evaluations, and the Non-Executive Chair or Lead Independent Director, as applicable, may also engage individual Board members regarding Board or Committee performance. Evaluations of individual directors occur in connection with the evaluation of each director’s nomination for re-election to an additional term and also after completing the first year of Board service for any new director. The Nominating & Governance Committee oversees the Board, committee, and individual evaluation processes.
Overboarding Policy
Our Corporate Governance Guidelines provides that directors who also serve as executive officers of other public companies should not serve on more than two boards of public companies in addition to the Company’s Board. Other directors should not serve on more than four other public company boards. No Audit Committee member may serve on more than three public company audit committees, including the Company’s Audit Committee.
Board Exercise of Risk Oversight
The Board as a whole and through its committees exercises oversight of enterprise risk at a number of levels and utilizes formal and informal mechanisms to do so.
The Audit Committee plays a material role in oversight of financial, disclosure and liquidity risk issues and oversees the internal control mechanisms used by management in both the financial and non-financial areas. The Audit Committee regularly discusses with management major financial and cybersecurity risk exposures, compensation risks and other risks, and the steps management has taken to monitor and control such exposures. Virtually every Audit Committee meeting includes items relating to risk review, including ongoing review of financial results, control issues, compliance audit processes and results, debt covenant compliance, hedging activities and liquidity measures. The Audit Committee has regular interaction with the Company’s independent auditors throughout the year, including executive sessions to address internal control and other matters.
The Nominating & Governance Committee regularly assesses the Company’s governance controls. It also undertakes an ongoing review of succession planning, including to assure an appropriate process exists to find appropriately qualified replacement directors as needed for the Board and its committees and to maintain the continuity of management. In addition, the Nominating & Governance Committee oversees the Company’s environmental and sustainability efforts and progress, including related risks.
The Compensation Committee assesses compensation design and levels from the perspectives of market reasonableness and appropriateness to the objectives of retaining the quantity and level of management expertise and depth required for the successful execution of the Company’s business goals. The Compensation Committee also assesses the risk posed by the Company’s compensation program design and practices and the probability that they might result in adverse impacts on the Company.
The Board as a whole regularly reviews financial performance and risks to that performance, competitive market situations, risks to operations and operating capabilities, regulatory change and strategic planning. These reviews are provided through regularly scheduled financial and operations reviews and regular Committee Chair reports to the Board. More in-depth reviews are provided periodically on selected topics, e.g., litigation and regulatory compliance, customer satisfaction, environmental and sustainability related risks, and performance assessments and strategic planning. The Board also reviews risks with respect to artificial intelligence through periodic reports by the Company’s Chief Information Officer.
The Company maintains an internal audit department and an Enterprise Risk Management (“ERM”) function to oversee the development, implementation and ongoing refinement of a comprehensive ERM program. As part of this program, we undertake an extensive exercise to identify and assess the most significant risks across the enterprise. This annual process includes a robust analysis of both internal and external factors that may impede our ability to execute our strategies, meet business objectives or achieve stakeholder requirements and expectations. We also conduct interviews with senior leaders to identify material risks. This leads us to develop and execute comprehensive actions to manage or mitigate these risks. Furthermore, we continuously monitor these risks and the evolving environment to proactively identify and respond to shifting or emerging risks and strive to provide ongoing assurance that risks are effectively and efficiently managed.
Cybersecurity Matters
Oversight of cybersecurity risk is a joint responsibility of the Board and the Audit Committee. The Company’s Chief Information Officer (the “CIO”) provides quarterly updates to the Audit Committee and the chair of the Audit Committee or Chief Legal and Administrative Officer regularly updates the Board on cybersecurity matters potentially impacting the Company. Additionally, the CIO briefs the Board on information security matters at least once annually.
In addition to oversight by the Audit Committee and Board, our CIO chairs a Working Council that includes our Chief Financial Officer, Chief Human Resources and Communications Officer and our Chief Legal and Administrative Officer. Our IT organization also includes a Chief Information Security Officer who is responsible for establishing processes as well as management of all cybersecurity risks and programs. The Company’s cybersecurity procedures have been developed based on the National Institute of Standards and Technology (NIST) cybersecurity framework.
For more information, please refer to Item 1C, “Cybersecurity”, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Environmental and Social Matters
We believe that building long-term value for our customers, employees and stockholders includes a focus on ensuring the long-term sustainability of our business, good corporate citizenship, and contributing to our communities. Corporate responsibility has long been part of the Mativ corporate mission and is one of our core values.
Our manufacturing facilities and corporate office have a longstanding tradition of community engagement and reducing our impact on the environment. We maintain our Code of Conduct, Supplier Code of Conduct, Transparency in Supply Disclosure, Sustainable Forestry Policy, Environmental Policy, and Human Rights Policy to further align with our sustainability goals. Additional information can be found on the Ethics and Compliance section of our website at https://mativ.com/about-us/ethics-and-compliance/.
General oversight responsibility for environmental, social, and governance (“ESG”) topics and the impacts associated with our business, including climate-related issues, is delegated by the Board to the Nominating & Governance Committee. The Nominating & Governance Committee reviews and guides environmental, social, and governance strategy and oversees the setting of corporate targets established by the Company’s cross-functional, management-level ESG Committee (the “ESG Committee”). This enables the Nominating & Governance Committee to consider the relevant policies and issues and to fulfill its oversight responsibilities. The Chair of the Nominating & Governance Committee or Chief Legal and Administrative Officer then reports out on environmental, social, and governance and climate-related issues, including strategy and corporate targets, at each regularly scheduled meeting of the full Board.
The ESG Committee includes leaders across our Sustainability, Legal, Corporate Communications, Investor Relations, Supply Chain and Human Resources departments, as well as business leaders from each of our business segments. The ESG Committee typically meets once per month, and a representative updates the Board on key issues that are relevant to our business and stakeholders and on the development and implementation of initiatives to support our sustainability goals at regularly scheduled meetings of the Nominating & Governance Committee.
In November 2024, the Company released its 2023 ESG Report, the company’s first comprehensive, enterprise-wide report following the publication of its 2022 ESG Tear Sheet in February of 2024. The 2023 ESG Report provides an in-depth look at Mativ’s key achievements and ongoing initiatives in environmental sustainability, product stewardship, and social and governance topics, including workplace health and safety, ethics and integrity, and more. Please refer to the Company’s 2023 ESG Report, available at www.mativ.com, for further information.

Some of our key environmental and community initiatives are highlighted below:
Environmental Initiatives
•
Filtration Products that Benefit Society: Mativ produces a diverse portfolio of products that make water and air cleaner and safer. Our HVAC air filtration media can reach removal efficiencies as high as 99.9% while our ASD netting can provide up to a 20% decrease in pressure drop during Reverse Osmosis filtration, decreasing energy costs and allowing customers to provide energy efficient water filtration solutions.

•
Partnership with Planet Water Foundation: In 2024, we partnered with the Planet Water Foundation, a non-profit organization that helps bring clean water to the world’s most impoverished communities, to support the installation of water filtration systems and provide hygiene education. As an innovator and producer of products that enable access to fresh water across the world - a significant and urgent global societal need, we believe this to be a strong alignment with our business, expertise, and way to create material positive impacts for the communities where our solutions play a role. In 2023, through our support, the Foundation installed two AquaTower water systems in India, in the state of Tamil Nadu and two AquaTower water systems in Querétaro state in Mexico. Hygiene education programs were also deployed at the AquaTower project schools, reaching 2,600 students. Mativ also deployed an emergency AquaBlock water filtration system in Turkey in Hatay Province after the Kahramanmaras earthquake in February 2023. The five filtration systems are providing clean, safe drinking water for up to 17,200 people each day. Since our partnership with Planet Water Foundation began, Mativ has enabled access to fresh drinking water for up to 33,000 people.

•
FSC® Certification: All unprocessed wood fiber and pulp and wood-based bioenergy consumed are sourced exclusively from suppliers maintaining FSC and/or PEFC Chain of Custody certification and/or have achieved FSC and/or PEFC Mix Credit or Controlled Wood certification. The packaging we use for our own business purposes (as opposed to the packaging we sell) is not necessarily certified or derived from certified suppliers, as we often purchase from small suppliers for whom certification is cost-prohibitive.

•
Environmental Certification and Energy Efficiency: As of year-end 2024, 11 Mativ locations are certified to ISO 14001 for environmental management systems and 4 locations are certified to the ISO 50001 energy management standard.

•	Recycling: Our facilities recycled more than 20,000 metric tons of waste in 2024. When possible, materials are reintroduced into the manufacturing process to produce new products.
Community Initiatives
•
In addition to investing in area communities where our facilities are located by providing jobs and sourcing products, we support efforts to make our communities stronger through financial donations and volunteer participation. Most of our philanthropic efforts are locally directed, empowering our employees to contribute their time and expertise to organizations that matter to them and serve the unique needs of their communities. We donate to nonprofit or community organizations that support the communities where our plants are located.

We continue to look for ways to enhance the sustainability of our business and make a positive impact on the communities in which we live and serve.
Corporate Governance Documents
Central to our cultural and operational foundation is the Mativ Code of Conduct (the “Code of Conduct”), a key resource for making informed, compliant and ethical decisions. This document details policies, standards and expectations to guide all of our people at Mativ in the course of their work and interactions. All employees receive training on the Code of Conduct, as well as periodic reminders and newsletters on relevant compliance topics. The Code of Conduct applies to all employees, officers, and directors of Mativ and its subsidiaries worldwide. Agents and contractors of the Company are also expected to read, understand, and abide by the Code of Conduct.

The Code of Conduct, which is published in all languages where we operate, covers:
•	Ethics and responsibilities in the workplace
•	Our responsibilities to one another
•	Our responsibilities to our customers and business partners
•	Our responsibilities in the marketplace
•	Our responsibilities as corporate citizens (includes corporate social responsibility standards)
•	The Mativ Ethics and Compliance Hotline
Our ethics program is overseen by Mativ’s Chief Legal Officer. At the Board level, the Audit Committee is responsible for the ethics reporting hotline and receives a quarterly update on ethics-related matters.
The Code of Conduct is posted on the Governance page of the Company’s website at https://ir.mativ.com/investors/governance/governance-documents/. To the extent required under applicable SEC and NYSE rules, any waivers of, or changes to, the Code of Conduct will be posted on our website or otherwise publicly disclosed. In addition, copies of the Company’s Corporate Governance Guidelines and the charters for each of the Standing Committees can also be found on the Governance page of the Company’s website at https://ir.mativ.com/investors/governance/governance-documents/. Copies of these documents may also be obtained by directing a written request to the Investor Relations Department at Mativ Holdings, Inc., 100 Kimball Place, Suite 600, Alpharetta, Georgia 30009.
Transactions with Related Persons
The Board has adopted written policies and procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which the Company was or is to be a participant and in which any director or executive officer of the Company, any nominee for director, any 5% or greater stockholder, or any immediate family member of the foregoing has or will have a material interest as contemplated by Item 404(a) of Regulation S-K (each such transaction, a “Related Person Transaction”). Under these policies and procedures, the Audit Committee or a subcommittee of the Board consisting entirely of independent directors reviews the transaction and either approves or rejects the transaction after taking into account the following factors:
•	Whether the proposed transaction is on terms that are at least as favorable to the Company as those achievable with an unaffiliated third party;
•	Size of the transaction and amount of consideration;
•	Nature of the interest;
•	Whether the transaction involves a conflict of interest;
•	Whether the transaction involves services available from unaffiliated third parties; and
•	Any other factors that the Audit Committee or subcommittee deems relevant.
The policy does not apply to (a) compensation and related person transactions involving a director or an executive officer solely resulting from that person’s service as a director or employment with the Company so long as the compensation is approved by the Board (or an appropriate committee thereof), (b) transactions involving the rendering of services as a public utility at rates or charges fixed in conformity with law or governmental authority or (c) any other categories of transactions currently or in the future excluded from the reporting requirements of Item 404(a) of Regulation S-K.
Since January 1, 2024, the Company has not participated in any Related Person Transaction.

STOCK OWNERSHIP
Significant Beneficial Owners
Unless otherwise noted, the following table shows the persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock as of March 10, 2025. In furnishing the information below, the Company has relied solely on information filed with the Securities and Exchange Commission (the “SEC”) by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class*	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
BlackRock Inc.(1) 50 Hudson Yards New York, NY 10001	10,059,391	18.45%	9,971,140	0	10,059,391	0

The Vanguard Group, Inc.(2) 100 Vanguard Blvd Malvern, PA 19355	5,316,474	9.75%	0	109,440	5,142,459	174,015

Allspring Global(3) 1415 Vantage Park Drive, 3rd Floor Charlotte, NC 28203	4,132,265	7.58%	3,998,210	0	4,132,265	0

Rubric Capital Management LP(4) 155 East 44th St, Suite 1630 New York, NY 10017	4,000,000	7.34%	0	4,000,000	0	4,000,000

Boundary Creek Advisors LP(5) 340 Madison Avenue, 12th Floor New York, NY 10173	3,800,054	7.0%	0	3,800,054	0	3,800,054

*	Percentages are calculated based on 54,517,608 shares of Common Stock issued and outstanding on March 10, 2025.
(1)	Based solely on information contained in a Schedule 13G/A filed on February 5, 2025 by BlackRock Inc. to report its beneficial ownership of Common Stock.
(2)	Based solely on information contained in a Schedule 13G/A filed on January 30, 2025 by The Vanguard Group, Inc. to report its beneficial ownership of Common Stock.
(3)
Based solely on information contained in a Schedule 13G/A filed on January 12, 2024 by Allspring Global Investments Holdings, LLC (“AGIH”), Allspring Global Investments, LLC (“AGI”), and Allspring Funds Management, LLC (“AFM”) to report their beneficial ownership of Common Stock. AGIH reported sole voting power with respect to 3,998,210 shares of Common Stock and sole investment power with respect to 4,132,265 shares of Common Stock. AGI reported sole voting power with respect to 610,564 shares of Common Stock and sole investment power with respect to 4,128,028 shares of Common Stock. AFM reported sole voting power with respect to 3,387,646 shares of Common Stock and sole investment power with respect to 4,237 shares of Common Stock.

(4)
Based solely on information contained in a Schedule 13G/A filed on February 12, 2024 by Rubric Capital Management LP (“Rubric Capital”) and David Rosen (“Rosen”) to report beneficial ownership of Common Stock. Rubric Capital and Mr. Rosen each reported shared voting power and shared investment power with respect to 4,000,000 shares of Common Stock.

(5)
Based solely on information contained in a Schedule 13G filed on February 14, 2024 by Boundary Creek Advisors (“Boundary Creek”) and Peter Greatrex (“Greatrex”) to report beneficial ownership of Common Stock. Boundary Creek and Mr. Greatrex each reported shared voting power and shared investment power with respect to 3,800,054 shares of Common Stock, including 2,610,200 shares of Common Stock underlying call options.

Directors and Executive Officers
To assure that the interests of directors and executive officers are aligned with the Company’s stockholders, the Company requires both directors and key executive officers (including all of the Company’s Named Executive Officers, as described in the section entitled “Executive Compensation - Compensation Discussion & Analysis”) to own minimum amounts of Common Stock within five years of becoming subject to the policy. Either directly or through deferred compensation accounts, each director must hold equity, or equity equivalents, in an amount at least equal in value to five times the value of the directors’ annual Board cash retainer. Each Named Executive

Officer must hold vested equity equal to a multiple (from two to five), depending on the position held, of his or her annual base salary. As of the date of this Proxy Statement, all directors and Named Executive Officers have met the guidelines or are within the five year period to be in compliance with these stock ownership guidelines.
The following table sets forth information as of March 10, 2025 regarding the number of shares of Common Stock beneficially owned by all directors and nominees, by each Named Executive Officer, and by all directors and executive officers as a group. In addition to shares of Common Stock they own beneficially, certain directors as of the date of this Proxy Statement have at some point deferred part of their compensation from the Company through a deferred compensation plan for non-employee directors, explained in more detail under “Compensation of Directors” below. Under such plan, each director holds the equivalent of stock units in a deferral account. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

DIRECTOR AND NAMED EXECUTIVE OFFICER BENEFICIAL OWNERSHIP TABLE

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership	Number of Deferred Stock Units(1)	Percent of Class(2)
William M. Cook(3)	23,570	26,614	*
Ryan Elwart	4,767	0	*
Mark W. Johnson	4,449	0	*
Marco Levi(3)	29,364	0	*
Michael W. Rickheim	54,683	0	*
Kimberly E. Ritrievi(3)	20,640	15,963	*
John D. Rogers(3)	47,235	22,838	*
Julie A. Schertell(4)	299,847	0	*
Shruti Singhal(5)	16,533	0	*
John K. Stipancich(3)	6,105	0	*
Greg Weitzel	7,916	0	*
All directors and executive officers as a group (13 persons)	525,223	65,415	0.96%

(1)	Represents the equivalent of stock units, including accumulated dividends, held in deferral accounts.
(2)
Percentages are calculated based on 54,517,608 shares of Common Stock issued and outstanding on March 10, 2025, plus shares deemed outstanding pursuant to Rule 13d-3(d)(1). An asterisk shows ownership of less than 1% of the shares of Common Stock outstanding.

(3)
In addition, each then-serving non-employee director receives $31,250 in stock on the first day of each calendar quarter, based on the applicable stock price. Based on the closing stock price on March 10, 2025 of $7.15, each non-employee director would receive 4,370 shares of common stock on April 1, 2025.

(4)	Ms. Schertell separated from the Company effective March 11, 2025.
(5)
On March 11, 2025, Mr. Singhal was appointed President and Chief Executive Officer of the Company. Prior to his appointment as president and Chief Executive Officer, Mr. Singhal served as a non-employee director of the Company.

PROPOSAL TWO
RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025
Appointment of the Independent Registered Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s independent registered public accounting firm (the “outside auditor”) for fiscal year 2025. Although it is not required to do so, the Audit Committee is asking our stockholders to ratify the Board’s appointment of Deloitte & Touche. If our stockholders do not ratify their appointment of Deloitte & Touche, the Audit Committee may reconsider its appointment. Even if the appointment is ratified by our stockholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interest of the Company and its stockholders.
Representatives of Deloitte & Touche will be at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.
Board Recommendation
The Board of Directors and the Audit Committee unanimously recommend a vote FOR ratification of the appointment of Deloitte & Touche as our outside auditor for fiscal year 2025.
Information Regarding the Independent Registered Public Accounting Firm
Audit, Audit Related, Tax and All Other Fees
The following table summarizes the aggregate fees relating to professional services rendered to the Company by its outside auditor, Deloitte & Touche, the member firm of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”), for the fiscal years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees(1)	4,265,457	4,756,083
Audit-Related Fees(2)	0	0
Total Audit and Audit-Related Fees	4,265,457	4,756,083
Tax Compliance Services(3)	495,947	434,100
Tax Consulting and Planning Services(4)	1,131,109	2,061,584
Total Tax Fees	1,627,056	2,495,684
All Other Fees(5)	26,026	71,900
Total Fees	5,918,538	7,323,667

(1)
Includes fees billed for professional services rendered in connection with the audit of the annual financial statements, audit of the Company’s internal control over financial reporting and management’s assessment thereof, review of financial statements included in the Company’s quarterly reports on Form 10-Q and for services provided for statutory and regulatory filings or engagements.

(2)	Includes fees incurred for assurance and related services and consultation on regulatory matters or accounting standards, as well as consultations on internal controls.
(3)	Includes fees incurred for tax return preparation and compliance.
(4)	Includes non-audit fees incurred for tax advice and tax planning.
(5)	Includes fees primarily related to training and subscription services.
Pre-approval Policies and Procedures
All of the services listed above and performed by the outside auditor were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. These procedures describe the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the outside auditor may perform. The procedures require that prior to the beginning of each fiscal year, a description of the services (the “Service List”) in each of the Disclosure Categories expected to be performed by the outside auditor in the following fiscal year be presented to the Audit Committee for pre-approval.

Services provided by the outside auditor during the following year that are included in the Service List are pre-approved by the Audit Committee in accordance with its pre-approval policy and procedures. Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Pre-approval is typically reviewed and granted at regularly scheduled meetings of the Audit Committee; however, the authority to grant specific pre-approval between meetings, if necessary, has been delegated, subject to certain dollar limitations, to the Chair of the Audit Committee. In the event of specific pre-approval granted by the Chair between meetings of the Audit Committee, the Chair is required to update the Audit Committee at its next regularly scheduled meeting on such grant.
In addition, although not required by the rules and regulations of the SEC, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.
On a periodic basis, the Audit Committee reviews the status of services and fees incurred to-date against the Service List and the forecast of remaining services and fees for the applicable fiscal year.

AUDIT COMMITTEE REPORT
The following report summarizes the Audit Committee’s actions during 2024. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
In accordance with its written charter, the Audit Committee assists the Board of Directors by overseeing and monitoring:
(1)	the integrity of the Company’s financial statements;
(2)	the Company’s compliance with legal and regulatory requirements;
(3)	the outside auditor’s qualifications and independence; and
(4)	the performance of the Company’s internal control function, its system of internal and disclosure controls, and the outside auditor.
The members of the Audit Committee meet the applicable independence and experience requirements of the SEC and the NYSE and the standards for determining a director’s independence adopted by the Board.
The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2024 with management and Deloitte & Touche, the Company’s outside auditor. Management is responsible for the preparation of the Company’s financial statements, and the outside auditor is responsible for conducting an audit of such financial statements.
The Audit Committee has received from the outside auditor the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the outside auditor’s communications with the Audit Committee concerning independence, has discussed the independence of the outside auditor with the outside auditor and has satisfied itself as to the outside auditor’s independence.
The Committee reviewed with the outside auditor its audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Company’s internal control function and its system of internal and disclosure controls.
The Audit Committee discussed and reviewed with the outside auditor all communications required by SEC regulations and by the standards of the Public Company Accounting Oversight Board (United States), and, with and without management present, discussed and reviewed the results of the outside auditor’s examination of the financial statements.
The Audit Committee discussed, reviewed and monitored the Company’s plans and activities related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 on a regular basis.
Based on the above-mentioned reviews and discussions with management and the outside auditor, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.
The Audit Committee also recommended the reappointment of Deloitte & Touche to serve as the Company’s outside auditor for fiscal year 2025, and the Board concurred with such recommendation.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

John D. Rogers (Chair) William M. Cook Kimberly E. Ritrievi, ScD John K. Stipancich

PROPOSAL THREE
NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Board is providing our stockholders with an advisory vote on Executive Compensation. This advisory vote, commonly known as a “say on pay” vote, is a non-binding vote on executive compensation paid to our Named Executive Officers as disclosed pursuant to Regulation S-K, including in the section above titled “Compensation Discussion & Analysis,” and the accompanying compensation tables and the corresponding narrative discussion and footnotes set forth therein. The Company intends to submit this “say on pay” vote to its stockholders annually, consistent with the results of the advisory vote on frequency approved by the stockholders at the 2023 Annual Meeting of Stockholders.
As described in detail in the Compensation Discussion & Analysis, the Compensation Committee of the Board believes that the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term performance of the Company, while also rewarding the achievement of short-term performance goals informed by the Company’s strategy. To align the Company’s executive compensation program with the Committee’s compensation philosophy, the Compensation Committee has adopted the following objectives:
•	Pay-for-performance
•	Align performance goals and executive compensation with stockholder interests
•	Total target compensation set within a range of market median value for like skills and responsibilities to attract, retain and motivate executive officers
We are committed to having strong governance standards with respect to our executive compensation program, policies and practices. Consistent with this focus, we maintain the following policies and practices that we believe demonstrate our commitment to executive compensation best practices.

What We Do:
✓	Pay-for-performance.
✓	Maximum payout caps for incentive compensation.
✓	Linkage between quantitative performance measures and operating objectives.
✓	“Double trigger” in the event of a change-in-control.
✓	Independent compensation consultant.
✓	Stock ownership guidelines.
✓	Annual risk assessment.
✓	Annual peer group review.
✓	TSR modifier applicable to 2024 performance-based equity awards.
✓	Clawback policies.

What We Don’t Do:
✘	Change-in-control tax gross-ups.
✘	Re-price stock options or buy-back equity grants.
✘	Allow directors and key executives (including all Named Executive Officers) to hedge or pledge their Company securities.
✘	Executive employment contracts unless required by local law.
✘	Excessive perquisites.

We believe that our executive compensation practices, in combination with a competitive market review, contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interests.

Accordingly, the Board recommends that our stockholders vote for the “say on pay” vote as set forth in the following resolution:
RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion & Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes.
Stockholders are not ultimately voting to approve or disapprove the Board’s recommendation. As this is an advisory vote, the outcome of the vote is not binding on the Company with respect to future executive compensation decisions, including those relating to its Named Executive Officers, or otherwise. The Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the approval of the advisory resolution relating to the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL FOUR
APPROVAL OF THE FIRST AMENDMENT TO THE MATIV HOLDINGS, INC.
2024 EQUITY AND INCENTIVE PLAN
Background
As of March 21, 2025, there were 63,614 shares of Common Stock remaining available for future issuances under the Mativ Holdings, Inc. 2024 Equity and Incentive Plan (the “2024 Plan”) (assuming outstanding PSUs are counted at maximum). Given the limited number of shares that currently remain available under the 2024 Plan, the Board and management believe it is important that the Plan Amendment (as defined below) be approved in order to maintain the Company’s ability to attract, motivate, reward and retain a talented team who will contribute to our success. The Board believes that the Company has used equity in a reasonable manner under the 2024 Plan and its prior equity plans, with a three-year average burn rate of approximately 0.80% of the Company’s outstanding shares of Common Stock.
Proposed Amendment
On March 19, 2025, the Board approved an amendment to the 2024 Plan, subject to approval by the Company’s stockholders, that would increase the total remaining number of shares available for issuance under the amended 2024 Plan by 2,300,000 (the “Plan Amendment”). After adding the shares of Common Stock that remained available for future issuances under the 2024 Plan as of March 21, 2025 (63,614, assuming outstanding PSUs are counted at maximum) to the additional shares approved by the Plan Amendment, there will be a total of 2,363,614 shares available for future issuance under the 2024 Plan. If the Plan Amendment is not approved by the Company’s stockholders, the Company will continue to operate the 2024 Plan pursuant to its current provisions.
Equity Grant Practices
Outstanding Equity Awards
Please see below for additional information regarding the number of shares underlying outstanding equity awards and remaining available for future grants under the 2024 Plan:

Total shares underlying outstanding stock options and stock appreciation rights (Appreciation Awards)(1)	356,650
Total shares underlying outstanding full value awards (includes restricted stock, restricted stock units and performance share units)(2)	2,736,386
Total number of shares remaining available for future grant under the 2024 Plan	63,614
Total number of shares remaining available for future grant under the Outside Director Plan	51,008
Incremental shares requested under the 2024 Plan	2,300,000
Total number of shares available for future grant under the 2024 Plan and Outside Director Plan upon shareholder approval of the incremental share request	2,414,622
Total number of shares of common stock outstanding as of March 1, 2025	54,517,608

(1)
Our Appreciation Awards outstanding as of March 21, 2025 had a weighted-average exercise price of $79.41 and a weighted-average remaining term of 2.0 years. The total number of Appreciation Awards outstanding as of March 21, 2025 includes both stock appreciation rights and stock options granted by legacy Neenah.

(2)	Reflects outstanding performance share units at maximum.
Dilution
Annual dilution from our equity compensation program is measured as the total number of shares subject to equity awards granted in a given year, less cancellations and other shares returned to the reserve that year, divided by total shares outstanding at the end of the year. Annual dilution from our equity compensation program for fiscal year 2024 was 2.8%. Overhang is another measure of the dilutive impact of our equity compensation program. Our overhang is equal to the number of shares subject to outstanding equity compensation awards plus the number of shares available to be granted, divided by the total number of outstanding shares. As of

March 19, 2025, our overhang was 5.9%. As of March 19, 2025, the 2,300,000 shares being requested under the Plan Amendment would increase our aggregate overhang by 4.2% to approximately 10.1%. Overhang percentages are based on 54,517,608 shares of Common Stock outstanding as of March 10, 2025.
Burn Rate
Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is another measure of stockholder dilution. We determine our burn rate by dividing the aggregate number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. The Company’s burn rate for the past three fiscal years has been as follows:

Year	Restricted Stock Units Granted	Performance-Based Restricted Stock Units Earned*	Weighted Average Number of Shares Outstanding	Burn Rate
2024	513,962	0	54,517,608	0.94%
2023	277,479	0	54,506,900	0.51%
2022	343,142	59,276	42,442,200	0.95%

*
Performance awards are shown based on the number earned. The Company granted 556,535, 350,911, and 320,732 performance awards at target in 2024, 2023, and 2022, respectively. Such granted amounts represent the full number of shares granted and have not been adjusted as outlined in Footnote 2 in the section titled “2024 Summary Compensation Table.”

Our three-year average Burn Rate is 0.80%.
Share Pool Duration
We believe that approval of the Plan Amendment, including the number of shares requested, will give us flexibility to continue to make stock-based grants and other awards for one to two years in amounts determined appropriate by the Compensation Committee, based on our historical share grant practices. This time period is an estimate. The actual rate at which we use shares under the 2024 Plan may be more or less than our anticipated future usage and will depend upon various unknown factors, such as our future stock price, plan participation levels, hiring and promotion activity, award mix and vehicles, competitive market practices, acquisitions and divestitures, and rates of forfeiture.
Certain Features of the 2024 Plan
The following features of the 2024 Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2024 Plan and our stockholders’ interests:
•
Awards are subject to a one-year minimum vesting period, subject to limited exceptions set forth in the 2024 Plan as described below and the Plan Committee’s (as defined below) ability to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death or disability, in the terms of the award agreement or otherwise;

•	No discounting of stock options or stock appreciation rights;
•	No repricing or replacement of underwater stock options or stock appreciation rights without stockholder approval;
•	No dividend equivalents on stock options or stock appreciation rights;
•	No dividends or dividend equivalents paid on unearned awards;
•	No recycling of shares used to pay the exercise price or taxes with respect to awards;
•	Annual non-employee director compensation limit, which cannot be amended without stockholder approval; and
•	No liberal definition of “change in control.”

Purposes of the 2024 Plan
Equity-based compensation is a significant component of our compensation program and the 2024 Plan is intended to serve the following purposes:
•	Align the interests of the Company’s stockholders and recipients of awards under the 2024 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;
•	Advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and
•	Motivate such persons to act in the long-term best interests of the Company and its stockholders.
Under the 2024 Plan, the Company may grant:
•	Non-qualified stock options;
•	Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code);
•	Stock appreciation rights (“SARs”);
•	Restricted stock, restricted stock units and other stock-based awards (collectively, “Stock Awards”); and
•	Performance Awards.
Description of the 2024 Plan
The following description is qualified in its entirety by reference to the 2024 Plan, as amended by the Plan Amendment, copies of which are attached as Appendices A and B and which are incorporated into this Proxy Statement by reference. The following does not purport to be a complete description of all of the provisions of the 2024 Plan, as amended by the Plan Amendment.
Administration
The 2024 Plan is administered by the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board (the “Plan Committee”), in each case consisting of two or more members of the Board. Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the NYSE.
Subject to the express provisions of the 2024 Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are evidenced by an agreement containing such terms and conditions not inconsistent with the 2024 Plan as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the 2024 Plan and to decide questions of interpretation or application of any provision of the 2024 Plan. The Plan Committee may take any action such that (1) any outstanding options and SARs become exercisable in part or in full, (2) all or a portion of any restriction period applicable to any outstanding award lapses, (3) all or a portion of any performance period applicable to any outstanding award lapses, and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.
The Plan Committee may delegate some or all of its power and authority under the 2024 Plan to the Board, a subcommittee of the Board, a member of the Board, the Chief Executive Officer or such other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.
Available Shares
Under the 2024 Plan, as amended by the Plan Amendment, the number of shares of Common Stock available for all awards, other than substitute awards granted in connection with a corporate transaction, is equal to 5,100,000 shares, which represents 2,800,000 shares initially authorized for issuance, plus 2,300,000 shares that will become available for issuance if the Company’s stockholders approve the Plan Amendment. In addition, no more than 5,100,000 shares of Common Stock may be issued under the 2024 Plan with respect to incentive stock options. The share limits set forth in the 2024 Plan are subject to adjustment in the event of any equity restructuring that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend. On March 10, 2025, the closing sales price per share of our Common Stock as reported on the NYSE was $7.15.
To the extent that shares of Common Stock subject to an outstanding award granted under the 2024 Plan or the 2015 Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of Common Stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock will again be available for re-issuance under the 2024 Plan. Shares of Common Stock subject to an award under the 2024 Plan will not again be available for issuance if such shares are (i) shares that were subject to an option or SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (iii) shares repurchased by the Company on the open market with the proceeds of an option exercise.
Change in Control
Unless otherwise provided in an award agreement or a participant’s effective employment, change in control, severance or other similar agreement in effect on the applicable grant date, in the event of a change in control of the Company in which the successor company effectively assumes or substitutes an award and a participant’s employment or service is terminated by the Company, a subsidiary or an affiliate without cause, or by the participant for good reason within 24 months following such change in control, then upon such termination of employment or service (i) each outstanding option and SAR held by such participant will become fully vested and exercisable, (ii) the restriction period applicable to each outstanding stock award held by such holder will lapse, and (iii) performance awards will vest or become exercisable or payable in accordance with the applicable award agreement.
Unless otherwise provided in an award agreement, in the event of a change in control of the Company in which awards are not effectively assumed or substituted by the successor company, the Board (as constituted prior to such change in control) may, in its discretion, require that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed to be satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of capital stock of the company resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, be substituted for some or all of the shares of Common Stock subject to outstanding awards, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, other property, shares of capital stock of the company resulting from the change in control (or the parent thereof), or a combination of cash, other property and such shares.
Under the terms of the 2024 Plan, a change in control generally means (i) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, consummates the acquisition of actual or beneficial ownership of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Board; or (ii) as the result of the consummation of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction cease to constitute a majority of the Board or any successor to the Company.
No Repricing
The Plan Committee may not, without the approval of our stockholders, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a change in control or pursuant to the plan’s adjustment provisions.
Clawback of Awards
Awards granted under the 2024 Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy that the Company may adopt from time to time, including, without limitation, the SWM International, Inc. Executive Compensation Adjustment and Recovery Policy, the Mativ Holdings, Inc. Clawback Policy and any other policy that the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law or applicable listing standards.
Effective Date, Termination and Amendment
The 2024 Plan became effective on April 24, 2024 and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless earlier terminated by the Board. The Board may amend the 2024 Plan at any time, subject to any requirement of stockholder approval set forth by applicable law, rule or regulation, including any rule of the NYSE, and provided that no amendment may be made that (i) seeks to modify the non-employee director compensation limit or the prohibition on repricing of options and SARs without stockholder approval under the 2024 Plan or (ii) materially impairs the rights of a holder of an outstanding award without the consent of such holder.
Eligibility
Participants in the 2024 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries and affiliates (and such persons who are expected to become any of the foregoing) as selected by the Plan Committee. As of March 1, 2025, approximately seven officers, 118 employees and six non-employee directors would be eligible to participate in the 2024 Plan if selected by the Plan Committee.
Non-Employee Director Compensation Limit
Under the terms of the 2024 Plan, the aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any non-employee director will not exceed $750,000, multiplied by two in the year in which a non-employee director commences service on the Board. The non-employee director compensation limit under the 2024 Plan will not apply to awards distributed in lieu of all or a portion of fees receivable by a non-employee director for service on the Board or any Board committee.
Minimum Vesting Conditions
Notwithstanding any other provision of the 2024 Plan to the contrary, awards granted under the 2024 Plan (other than cash-based awards) will vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards will not be subject to the foregoing minimum vesting requirement: any (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries or affiliates; (ii) shares delivered in lieu of fully vested cash obligations; (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) additional awards the Plan Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2024 Plan (subject to adjustment under the corporate capitalization provisions of the 2024 Plan). The foregoing restriction does not apply to the Plan Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death or disability, in the terms of the award agreement or otherwise.
Stock Options and SARs
The 2024 Plan provides for the grant of options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten (10) years after its date of grant. If the option is an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code) and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), then the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will not be less than the price required by the Internal Revenue Code.
Each SAR will be exercisable for no more than ten (10) years after its date of grant. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, provided that the base price of a SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of Common Stock on the exercise date and the base price of the SAR.
All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.
Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of Common Stock subject to such option or SAR.
Stock Awards
The 2024 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as a restricted stock award, restricted stock unit award or other stock-based award. Restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period. The terms and conditions applicable to other stock-based awards will be determined by the Plan Committee.
Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of the Common Stock; provided, however, that any dividend or other distribution paid with respect to shares subject to a restricted stock award will be deposited by the Company and will be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or distribution was made.
The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of Common Stock, cash or a combination thereof and (2) whether the holder will be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Plan Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents credited with respect to restricted stock units will be subject to the same vesting and other restrictions as the restricted stock units to which they relate. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit has no rights as a stockholder of the Company.
The Plan Committee may also grant other stock-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock. Any distribution, dividend or dividend equivalents with respect to such other stock-based awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.
All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a Stock Award, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards
The 2024 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of Common Stock (including shares of restricted stock) or cash or a combination thereof, and will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same vesting and other restrictions as such performance award. Prior to the settlement of a performance award in shares of Common Stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment, whether by reason of disability, retirement, death or any other reason or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.
Performance Measures
Under the 2024 Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of Common Stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. Such performance goals may, without limitation, be based on one or more of the following measures, which may be assessed on an individual basis, or on a corporate-wide basis, or with respect to specified subsidiaries, divisions, business operating units or geographic units of the Company: the attainment by a share of Common Stock of a specified fair market value for, or at, a specified period of time; increase in stockholder value; earnings per share; net assets; return on net assets; return on equity; return on investments; return on capital or invested capital; return on sales; debt to capital ratios; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest and/or taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market segment share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; economic profit; gross profit or margin; operating profit or margin; net cash provided by operations; working capital and/or its components; price-to-earnings growth; revenues from new product development; percentage of revenues derived from designated lines of business and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market segment penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, compliance, efficiency, ESG-related measures, and acquisitions or divestitures; any combination of the foregoing; or such other goals as the Plan Committee may determine whether or not listed herein.
Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, geographic units, or business operating units) or the past or current performance of one or more other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Plan Committee may provide that achievement of the applicable performance measures may be applied on a pre- or post-tax basis and may be amended or adjusted to include or exclude any components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements, changes in law or accounting principles, or changes in the capital structure of the Company. Performance measures will be subject to such other special rules and conditions as the Plan Committee may establish at any time.

Historical Equity Awards Table
The following table sets forth the number of service-based restricted stock units and performance-based restricted stock units granted over the lifetime of the 2024 Plan to the individuals and groups indicated below as of March 1, 2025:

Name	Service-Based Restricted Stock Units	Performance-Based Restrict Stock Units
Shruti Singhal	0	0
Greg Weitzel	56,494	84,741
Mark W. Johnson	50,168	75,251
Michael W. Rickheim	40,313	60,471
Ryan Elwart	79,944	86,705
Julie Schertell	257,376	386,065
All Current Executive Officers as a Group	484,295	693,233
All Non-Executive Officer Directors as a Group*	0	0
All Non-Executive Officer Employees as a Group	850,305	420,030

*
Excludes the 305,677 shares subject to Mr. Singhal’s RSU award granted to him in connection with his assumption of the role of Chief Executive Officer of the Company on March 11, 2025. Prior to assuming such role, Mr. Singhal was a non-employee director and did not receive equity awards under the 2024 Plan.

New Plan Benefits
The number of awards that will be granted under the 2024 Plan (as amended by the Plan Amendment) is not currently determinable. Information regarding awards granted in 2024 under the 2024 Plan to the Named Executive Officers is provided in the “2024 Summary Compensation Table” and the “2024 Grants of Plan-Based Awards” table. Information regarding awards granted in 2024 under the 2024 Plan to non-employee directors is provided in the “2024 Director Compensation” table.
Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2024 Plan. This discussion does not address all aspects of the United States federal income tax consequences that could arise from participation in the 2024 Plan, some of which may be relevant to participants in light of their personal investment or tax circumstances; it also does not discuss any state, local or non-United States tax consequences of participating in the 2024 Plan. Before taking any actions with respect to any awards, each participant is advised to consult such participant’s tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws.
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation may deduct each year for compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer, and certain other current and former executive officers of the corporation.
Stock Options
A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the option was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
SARs
A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
Stock Awards
A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to restrictions constituting a substantial risk of forfeiture) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time pursuant to Section 83(b) of the Internal Revenue Code. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or, if applicable, the affiliated employer) as compensation expense, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
A participant who receives shares of Common Stock that are not subject to any restrictions under the 2024 Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.
Performance Awards
A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

The Board of Directors recommends that stockholders vote FOR the approval of the First Amendment to the Mativ Holdings, Inc. 2024 Equity and Incentive Plan.
Equity Compensation Plan Information
The following table provides information, as of December 31, 2024, with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders:
Outside Directors Stock Plan(1)	0	N/A	51,008
Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan(2)	0	N/A	0
Mativ Holdings, Inc. 2024 Equity and Incentive Plan(3)	1,006,276	N/A	1,823,531
Total approved by stockholders	1,006,276	N/A	1,874,539
Equity compensation plans not approved by stockholders	—	—	—
Grand total	1,006,276	N/A	1,874,539

(1)
The Outside Directors Stock Plan consists of shares registered for the purpose of issuance to our outside directors for payment of their retainer fees quarterly in advance. Director’s stock retainer fees for the first three quarter in 2024 consisted of $23,750 quarterly, and $31,250 for the fourth quarter, which are payable in our Common Stock. The number of shares issued each quarter is determined based on the then fair market value of the shares, which is determined in accordance with the plan at the closing price on the date one day prior to the date of distribution. Certain directors have elected to defer receipt of quarterly retainer fees under the terms of our Deferred Compensation Plan No. 2 for Non-Employee Directors, resulting in an accumulation of stock unit credits. Upon a change in control, retirement or earlier termination from the Board, these stock unit credits will be distributed in the form of cash or shares of MATV Common Stock. As of the Merger on July 6, 2022, all of the outstanding deferred stock units were converted to common stock in accordance with the plan. While held in the deferred compensation plan account, these stock unit credits carry no voting rights and cannot be traded as Common Stock, although declared dividends create additional stock unit credits. As of December 31, 2024, deferred retainer fees and credited dividends have resulted in 95,184 accumulated stock unit credits.

(2)
The Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan (the “LTIP”) is described in Note 18. Stockholders’ Equity of the Notes to Consolidated Financial Statements in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Awards of restricted stock units under the LTIP are subject to forfeiture and cannot be sold or otherwise transferred until fully vested. Full value awards granted under the LTIP were amended in 2024 to provide for cash-settlement in order to preserve the Company’s available shares under the LTIP and, accordingly, no securities will be issued upon the exercise or settlement of any outstanding awards under the LTIP.

(3)
The Mativ Holdings, Inc. 2024 Equity and Incentive Plan is described in Note 18. Stockholders’ Equity of the Notes to Consolidated Financial Statements in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Awards of restricted stock units under the Mativ Holdings, Inc. 2024 Equity and Incentive Plan are subject to forfeiture and cannot be sold or otherwise transferred until fully vested.

OTHER INFORMATION
Stockholder Proposals and Director Nominations for the 2026 Annual Meeting
Stockholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2026 Annual Meeting of Stockholders must be received by the Company’s Corporate Secretary at the Company’s principal executive office no later than November 21, 2025. All proposals for inclusion in the Company’s proxy statement must comply with all of the requirements of Rule 14a-8 under the Exchange Act.
Pursuant to Paragraphs 15 and 19 of the Company’s By-Laws, stockholders must give advance notice of other business to be addressed, or nominations for director, at the 2026 Annual Meeting not earlier than December 31, 2025 and not later than January 30, 2026. All proposals and nominations must comply with all of the requirements set forth in the Company’s By-Laws, a copy of which may be obtained from the Company’s Corporate Secretary.
In addition to satisfying the foregoing requirements under Company’s By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 1, 2026.
Annual Report on Form 10-K and Proxy Statement
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (including the consolidated financial statements and schedules thereto but excluding exhibits) has been made available with this Proxy Statement to stockholders of record and beneficial holders as of March 10, 2025. Additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (excluding exhibits) will be provided without charge to each stockholder requesting such copies in writing. The written request should be directed to the Investor Relations Department at Mativ Holdings, Inc., 100 Kimball Place, Suite 600, Alpharetta, Georgia 30009. In addition, the Annual Report on Form 10-K, Notice of Meeting, Proxy Statement and form of proxy are available on the Company’s website at www.mativ.com.
Communicating with the Board
Stockholders and interested parties may communicate directly with the Board or any of its members, including the Non-Executive Chair, the Chair of the Audit Committee and the independent directors as a group, by telephonic or written communication as set forth below. Each communication intended for the Board or any of its members and received by the Secretary that is related to the operation of the Company will be forwarded to the designated person. The Secretary may screen communications solely for the purpose of eliminating communications that are commercial in nature or not related to the operation of the Company and conducting appropriate security clearance. All communications relating to the operation of the Company shall be forwarded to the designated recipient in their entirety.

If by phone:
A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll-free call and is monitored and accessible by the office of the Secretary of the Company. Messages received on this line will be maintained in confidence to the extent practicable.

If by mail:
A sealed envelope prominently marked “Confidential” on the outside of the envelope that is directed to the attention of any director(s), including the Non-Executive Chair, the Chair of the Audit Committee or the independent directors as a group, as appropriate, may be mailed to:

Secretary Mativ Holdings, Inc. 100 Kimball Place-Suite 600 Alpharetta, Georgia 30009

YOUR VOTE IS IMPORTANT
You are encouraged to let us know your preferences by voting over the Internet or by submitting a proxy card prior to the Annual Meeting. If your shares are held in “street name,” please refer to the voting instruction form provided with the proxy materials.

Appendix A
AMENDMENT NO. 1

TO

MATIV HOLDINGS, INC.
2024 EQUITY AND INCENTIVE PLAN
WHEREAS, Mativ Holdings, Inc. (the “Company”) has heretofore adopted the Mativ Holdings, Inc. 2024 Equity and Incentive Plan (the “Plan”) which was approved by stockholders effective April 24, 2024 at the Company’s 2024 Annual Meeting of Stockholders; and
WHEREAS, the Company wishes to amend the Plan to increase the number of shares of common stock of the Company, par value $0.01 per share, available for issuance under the Plan by 2,300,000;
NOW, THEREFORE, the Plan shall be amended, effective as the date on which the stockholders of the Company approve such amendment at the 2025 Annual Meeting of Stockholders, as follows:
1.	The first and second sentences of Section 1.5 are deleted and replaced with the following:
“Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock that shall initially be available for all awards under this Plan, other than Substitute Awards, shall be 5,100,000 shares. Subject to adjustment as provided in Section 5.7, no more than 5,100,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options.”
2.	Except as modified herein, the remaining terms of the Plan shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF, the undersigned officer of the Company, acting pursuant to authority granted to him by the Board of Directors of the Company, has executed this instrument on this    day of   , 2025.

MATIV HOLDINGS, INC.

By:
Name:
Title:

A-1

Appendix B
MATIV HOLDINGS, INC.
2024 EQUITY AND INCENTIVE PLAN
(As amended, effective April [ ], 2025)
I. INTRODUCTION
1.1 Purposes. The purposes of the Mativ Holdings, Inc. 2024 Equity and Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
1.2 Certain Definitions.
“Affiliate” shall mean any corporation, limited liability company, partnership, joint-venture or similar entity in which the Company owns directly or indirectly, an equity interest possessing less than 50% but at least 20% of the combined voting power of the total outstanding equity interests of such entity.
“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.
“Board” shall mean the Board of Directors of the Company.
“Cause” shall mean, unless otherwise defined in an Agreement, the willful and continued failure to substantially perform the duties assigned by the Company, a Subsidiary or an Affiliate (other than a failure resulting from the award recipient’s disability), the willful engaging in conduct which is demonstrably injurious to the Company, a Subsidiary or an Affiliate (monetarily or otherwise), any act of dishonesty, the commission of a felony, the continued failure to meet performance standards, excessive absenteeism, or a significant violation of any statutory or common law duty of loyalty to the Company, a Subsidiary or an Affiliate.
“Change in Control” shall mean (i) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, consummates the acquisition of actual or beneficial ownership of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Board, or (ii) as the result of the consummation of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board or any successor to the Company.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.
“Common Stock” shall mean the common stock, par value $0.10 per share, of the Company, and all rights appurtenant thereto.
“Company” shall mean Mativ Holdings, Inc., a Delaware corporation, or any successor thereto.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean the closing price of a share of Common Stock as reported on the New York Stock Exchange on the day immediately preceding the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange as of such date, the closing price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the day immediately preceding the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the last preceding date for which transactions were reported; provided, however, that the Company may in its discretion use the closing price of a share of Common Stock on the day preceding the date as of which such value is being determined to the extent the Company determines such method is more practical for administrative purposes, such as for purposes of tax withholding; provided, further, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or methods as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.
“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
“Good Reason” shall mean, unless otherwise defined in an Agreement, the occurrence of one or more of the following without the participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days after its receipt of a written notice from the participant describing the applicable circumstances (which notice must be provided by the participant within ninety (90) days after the participant’s knowledge of the applicable circumstances): (i) a material diminution in the Participant’s base compensation; (ii) a material diminution in the participant’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which the participant must perform services; or (iv) any other action or inaction that constitutes a material breach by the Company of the agreement under which the participant provides services; provided, however, in the event of a termination due to “Good Reason” the participant must terminate employment within two years following the initial occurrence of the circumstance constituting good reason.
“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.
“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.
“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.
“Other Stock-Based Award” shall mean an award granted pursuant to Section 3.4 of the Plan.
“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the grant or vesting of the holder’s interest, in the case of a Restricted Stock Award, of all or a portion of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock-Based Award or Performance Award, to the holder’s receipt of all or a portion of the shares of Common Stock subject to such award or of payment with respect to such award. Such criteria and objectives may, without limitation, be based on one or more of the following measures, which may be assessed on an individual basis, or on a corporate-wide basis, or with respect to specified subsidiaries, divisions, business operating units or geographic units of the Company: the attainment by a share of Common Stock of a specified Fair Market Value for, or at, a specified period of time; increase in stockholder value; earnings per share; net assets; return on net assets; return on equity; return on investments; return on capital or invested capital; return on sales; debt to capital ratios; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest and/or taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market segment share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; economic profit; gross profit or margin; operating profit or margin; net cash provided by operations; working capital and/or its components; price-to-earnings growth; revenues from new product development; percentage of revenues derived from designated lines of business and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market segment penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, compliance, efficiency, ESG-related measures, and acquisitions or divestitures, any combination of the foregoing, or such other goals as the Committee may determine whether or not listed herein. Each such Performance Measure may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, geographic areas, or business operating units) or the past or current performance of one or more other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be applied on a pre- or post-tax basis and may be amended or adjusted to include or exclude any components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements, changes in law or accounting principles, or changes in the capital structure of the Company (“Adjustment Events”). The Committee may in its sole discretion amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.
“Prior Plan” shall mean the Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan and each other plan previously maintained by the Company and its predecessors under which equity awards remain outstanding as of the effective date of this Plan.
“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.
“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent provided in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.
“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to an award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to an award shall remain in effect.
“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.
“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award.
“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing 50% or more of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.
“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.
“Tax Date” shall have the meaning set forth in Section 5.5.
“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).
1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.
The Committee may delegate some or all of its power and authority under the Plan to the Board or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board or the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.
No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.
A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries and Affiliates as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary or an Affiliate, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $750,000; provided, however, that (i) the limit set forth in this sentence shall be multiplied by two in the year in which a Non-Employee Director commences service on the Board, and (ii) the limit set forth in this sentence shall not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of fees received for service on the Board or any committee thereunder.
1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock that shall initially be available for all awards under this Plan, other than Substitute Awards, shall be ~~2.800,000~~5,100,000 shares. Subject to adjustment as provided in Section 5.7, no more than 5,100,000~~2,800,000~~ shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to awards granted under this Plan, other than Substitute Awards.
To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, such shares of Common Stock shall again be available for re-issuance under this Plan and shall be recycled into this Plan on a one-for-one basis. In addition, shares of Common Stock subject to an award under this Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or a SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.
The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).
Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.
1.6 Minimum Vesting Conditions. Notwithstanding any other provision of the Plan to the contrary, awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries; (ii) shares delivered in lieu of fully vested cash obligations; (iii) awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 1.5 (subject to adjustment under Section 5.7); provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, or disability, in the terms of the award Agreement or otherwise.
II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee; provided, however, that a participant may be granted an option only if the underlying Common Stock qualifies, with respect to such participant, as “service recipient stock” within the meaning set forth in Section 409A of the Code. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.
Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.
Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.
(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten (10) years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.
(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (E) in any other permissible payment method set forth in the Agreement, or (F) a combination of the foregoing, in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee; provided, however, that a participant may be granted a SAR only if the underlying Common Stock qualifies, with respect to such participant, as “service recipient stock” within the meaning set forth in Section 409A of the Code. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.
SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).
Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.
(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than ten (10) years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.
(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.
2.4 No Repricing. The Committee shall not without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.
2.5 Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.
III. STOCK AWARDS
3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award, or, in the case of an Other Stock-Based Award, the type of award being granted.
3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.
(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that any dividend or other distribution paid with respect to shares subject to a Restricted Stock Award shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or distribution was made.
3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents credited with respect to Restricted Stock Units shall be subject to the same vesting and other restrictions as the Restricted Stock Units to which they relate. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.
3.4 Terms of Other Stock-Based Awards. Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock-Based Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.
3.5 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS
4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.
4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(e) Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.
(f) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.
(g) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same vesting and other restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.
4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.
V. GENERAL
5.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2024 annual meeting of stockholders and, if so approved, the Plan shall become effective as of the date of such stockholder approval. Once effective, this Plan shall supersede and replace the Prior Plan; provided, that the Prior Plan shall remain in effect with respect to all outstanding awards granted under the Prior Plan until such awards have been exercised, forfeited, cancelled, expired, or otherwise terminated in accordance with the terms of such awards. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan was approved by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.
5.2 Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the New York Stock Exchange, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the limit on Non-Employee Director compensation contained in Section 1.6 or the prohibition on the repricing or discounting of options and SARs contained in Section 2.4; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.
5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.
5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.
5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local, foreign or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (E) in any other permissible payment method set forth in the Agreement, or (F) a combination of the foregoing, in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable Internal Revenue Service withholding rules); provided, however, that if a fraction of a share of Common Stock would be required to satisfy the minimum statutory withholding taxes, then the number of shares of Common Stock to be delivered or withheld may be rounded up to the next nearest whole share of Common Stock.
5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
5.8 Change in Control.
(a) Assumption or Substitution of Certain Awards. Unless otherwise provided in an Agreement or a participant’s effective employment, change in control, severance or other similar agreement in effect on the date of grant of the appliable award, in the event of a Change in Control of the Company in which the successor company assumes the applicable award or substitutes a replacement award for the applicable award, if an award holder’s employment is terminated by the Company, a Subsidiary or an Affiliate without Cause or by the holder for Good Reason (or otherwise terminates for an eligible reason according to the terms of the Company severance policy or an employment agreement applicable to the holder as of the effective date of a Change in Control) during the period commencing on and ending twenty-four months after the effective date of the Change in Control, then effective on the holder’s date of termination of employment (i) each outstanding option and SAR held by such holder shall become fully vested and exercisable, (ii) the Restriction Period applicable to each outstanding Stock Award held by such holder shall lapse, and (iii) Performance Awards shall vest or become exercisable or payable in accordance with the applicable Agreements; provided, however, that awards that provide for a deferral of compensation within the meaning of Section 409A of the Code shall be settled in accordance with the applicable Agreements, subject to the terms of the Plan and Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, each option or SAR granted to such holder shall remain exercisable by the holder (or his or her legal representative or similar person) until the earlier of (y) the date that is one-year following the award holder’s termination of employment under this section (or such longer period of time as may be required by local law) or, if an award holder is subject to a severance policy or employment agreement, the end of the severance period applicable to the holder under the Company severance policy or employment agreement (if any) applicable to the holder as of the effective date of a Change in Control, or (z) the expiration date of the term of the option or SAR. For the purposes of this Section, an award shall be considered assumed or substituted for, if following the Change in Control the award confers the right to purchase or receive, for each share of Common Stock subject to the award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Common Stock for each share of Common Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an award, for each share of Common Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee (as constituted prior to the Change in Control) in its sole discretion and its determination shall be conclusive and binding.

(b) Awards Not Assumed or Substituted. Subject to the terms of the applicable Agreements, in the event of a “Change in Control” in which the awards are not effectively assumed or substituted in accordance with Section 5.8(a), the Board, as constituted prior to the Change in Control, may, in its discretion:
(i) require that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (B) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;
(ii) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or
(iii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment or other property in an amount equal to (1) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (2) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(b)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (3) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(b)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash or other property pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.
5.9 Deferrals and Section 409A.
(a) The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.
(b) Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan or any award Agreement to the contrary, each participant shall be solely responsible for the tax consequences of awards, and in no event shall the Company have any responsibility or liability if an award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under section 409A, the Company does not represent or warrant that the Plan or any award complies with Section 409A or any other provision of federal, state, local or other tax law. If a participant is determined on the date of the participant’s termination of employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment under this Plan that is considered nonqualified deferred compensation under Section 409A of the Code and which is payable on account of a “separation from service” (within the meaning of Section 409A of the Code), such payment shall be delayed until the earlier of (i) the first business day following the six-month anniversary of the participant’s “separation from service” and (ii) the date of the participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 5.9(b) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid in a lump sum, without interest, on the first business day following the expiration of the Delay Period and any remaining payments due under the award will be paid in accordance with the normal payment dates specified for them in the applicable Agreement. For purposes of Section 409A of the Code, each payment made under this Plan or any award shall be treated as a separate payment.
5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any Affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any Affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.
5.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.
5.12 Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.
5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
5.14 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
5.15 Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including, without limitation, the SWM International, Inc. Executive Compensation Adjustment and Recovery Policy, the Mativ Holdings, Inc. Clawback Policy and any other policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law or applicable listing standards.

MATIV HOLDINGS, INC.
100 KIMBALL PLACE
SUITE 600
ALPHARETTA, GA 30009

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MATV2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Mativ Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64385-P27138 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MATIV HOLDINGS, INC.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3 AND 4.

1. ELECTION OF ONE CLASS III DIRECTOR

Nominee:	**For**	**Withhold**
1a. Kimberly E. Ritrievi, ScD	☐	☐

	For	**Against**	**Abstain**
2. Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2025.	☐	☐	☐
3. Approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐
4. Approve the adoption of the First Amendment to the Mativ Holdings, Inc. 2024 Equity and Incentive Plan.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.**

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2024 Annual Report to Stockholders.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V64386-P27138

MATIV HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Mark W. Johnson and Greg Weitzel, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Mativ Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 am Eastern Time on April 30, 2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE